                                                                    Exhibit 10.1

                                                                  CONFORMED COPY

                          CREDIT AND GUARANTY AGREEMENT

                          dated as of February 3, 2000

                                      among

                         NEXTLINK COMMUNICATIONS, INC.,

                             CERTAIN SUBSIDIARIES OF
                         NEXTLINK COMMUNICATIONS, INC.,
                                 as Guarantors,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent,

                         TORONTO DOMINION (TEXAS), INC.,
                            as Administrative Agent,

                               BARCLAYS BANK PLC,
                                       and
                            THE CHASE MANHATTAN BANK,
                           as Co-Documentation Agents

                                    * * * * *

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       and

                            TD SECURITIES (USA) INC.,
                             as Joint Lead Arrangers

            --------------------------------------------------------
                 $1,000,000,000 SENIOR SECURED CREDIT FACILITIES
            --------------------------------------------------------


                                TABLE OF CONTENTS

                                                                            Page
SECTION 1. DEFINITIONS AND INTERPRETATION......................................2
           1.1. Definitions....................................................2
           1.2. Accounting Terms..............................................38
           1.3. Interpretation, etc...........................................38

SECTION 2. LOANS..............................................................39
           2.1. Term Loans....................................................39
           2.2. Revolving Loans...............................................40
           2.3. Pro Rata Shares; Availability of Funds........................41
           2.4. Use of Proceeds...............................................42
           2.5. Evidence of Debt; Register; Lenders' Books and Records; Notes.42
           2.6. Interest on Loans.............................................43
           2.7. Conversion/Continuation.......................................44
           2.8. Default Interest..............................................45
           2.9. Fees..........................................................45
           2.10. Scheduled Payments/Commitment Reductions.....................46
           2.11. Voluntary Prepayments/Commitment Reductions..................48
           2.12. Mandatory Prepayments/Commitment Reductions..................50
           2.13. Application of Prepayments/Reductions........................51
           2.14. General Provisions Regarding Payments........................53
           2.15. Ratable Sharing..............................................54
           2.16. Making or Maintaining Eurodollar Rate Loans..................55
           2.17. Increased Costs; Capital Adequacy............................57
           2.18. Taxes; Withholding, etc......................................58
           2.19. Obligation to Mitigate.......................................61
           2.20. Defaulting Lenders...........................................61
           2.21. Removal or Replacement of a Lender...........................62
           2.22. Increased Amounts............................................63

SECTION 3. CONDITIONS PRECEDENT...............................................65
           3.1. Closing Date..................................................65
           3.2. Conditions to Each Credit Extension...........................69

SECTION 4. REPRESENTATIONS AND WARRANTIES.....................................70
           4.1. Organization; Requisite Power and Authority; Qualification....70
           4.3. Due Authorization.............................................70
           4.4. No Conflict...................................................70
           4.5. Governmental Consents.........................................71
           4.6. Binding Obligation............................................71
           4.7. Historical Financial Statements...............................71


           4.8. Projections...................................................71
           4.9. No Material Adverse Change....................................71
           4.10. No Restricted Junior Payments................................72
           4.11. Adverse Proceedings, etc.....................................72
           4.12. Payment of Taxes.............................................72
           4.13. Properties...................................................72
           4.14. Collateral...................................................73
           4.15. Environmental Matters........................................74
           4.16. No Defaults..................................................74
           4.17. Material Contracts...........................................74
           4.18. Governmental Regulation......................................74
           4.19. Margin Stock.................................................75
           4.20. Employee Matters.............................................75
           4.21. Employee Benefit Plans.......................................75
           4.22. Certain Fees.................................................76
           4.23. Solvency.....................................................76
           4.24. Year 2000 Issues.............................................76
           4.25. Compliance with Statutes, etc.  .............................77
           4.26. Disclosure...................................................77
           4.27. PUC Condition................................................77

SECTION 5. AFFIRMATIVE COVENANTS..............................................77
           5.1. Financial Statements and Other Reports........................78
           5.2. Existence.....................................................81
           5.3. Payment of Taxes and Claims...................................81
           5.4. Maintenance of Properties.....................................81
           5.5. Insurance.....................................................81
           5.6. Inspections; Lenders Meetings.................................82
           5.7. Compliance with Laws..........................................82
           5.8. Environmental.................................................82
           5.9. Subsidiaries..................................................84
           5.10. Material Real Estate Assets..................................85
           5.11. Year 2000 Issues.............................................86
           5.12. Further Assurances.  ........................................86
           5.13. Maintenance of Corporate Separateness. ......................87

SECTION 6. NEGATIVE COVENANTS.................................................88
           6.1. Indebtedness..................................................88
           6.2. Liens.........................................................90
           6.3. Equitable Lien................................................92
           6.4. Restricted Payments; Restrictions on Subsidiary Distributions.93
           6.5. Investments...................................................94
           6.6. Stage 1 Financial Covenants...................................96
           6.7. Stage 2 Financial Covenants...................................98


           6.8.  Fundamental Changes; Disposition of Assets; Acquisitions....100
           6.9.  Disposal of Subsidiary Interests............................101
           6.10. Sales and Lease-Backs.......................................101
           6.11. Transactions with Shareholders and Affiliates...............101
           6.12. Conduct of Business; Holding Company Status.................101
           6.13. Amendments or Waivers of Existing Indentures/Permitted
                 Indebtedness................................................102
           6.14. Fiscal Year.................................................102
           6.15. Designation of Unrestricted Subsidiaries; RS Designations...102
           6.16. Telecommunications Assets...................................104
           6.17. Significant Subsidiaries....................................104

SECTION 7. GUARANTY..........................................................104
           7.1. Guaranty of the Obligations..................................104
           7.2. Contribution by Guarantors...................................105
           7.3. Payment by Guarantors........................................105
           7.4. Liability of Guarantors Absolute.............................106
           7.5. Waivers by Guarantors........................................108
           7.6. Guarantors' Rights of Subrogation, Contribution, etc.........109
           7.7. Subordination of Other Obligations...........................109
           7.8. Continuing Guaranty..........................................109
           7.9. Authority of Guarantors or Company...........................110
           7.10. Financial Condition of Company..............................110
           7.11. Bankruptcy, etc.............................................110
           7.12. Notice of Events............................................111
           7.13. Discharge of Guaranty Upon Sale of Guarantor................111

SECTION 8. EVENTS OF DEFAULT.................................................111
           8.1. Events of Default............................................111

SECTION 9. AGENTS............................................................114
           9.1. Appointment of Agents........................................114
           9.2. Powers and Duties............................................114
           9.3. General Immunity.............................................115
           9.4. Agents Entitled to Act as Lender.............................116
           9.5. Lenders' Representations, Warranties and Acknowledgment......116
           9.6. Right to Indemnity...........................................116
           9.7. Successor Administrative Agent; Joint Lead Arrangers.........117
           9.8. Collateral Documents and Guaranty............................117

SECTION 10. MISCELLANEOUS....................................................119
           10.1. Notices.....................................................119
           10.2. Expenses....................................................119
           10.3. Indemnity...................................................120


           10.4. Set-Off.....................................................120
           10.5. Amendments and Waivers......................................121
           10.6. Successors and Assigns; Participations......................122
           10.7. Independence of Covenants...................................125
           10.8. Survival of Representations, Warranties and Agreements......126
           10.9. No Waiver; Remedies Cumulative..............................126
           10.10. Marshalling; Payments Set Aside............................126
           10.11. Severability...............................................126
           10.12. Obligations Several; Independent Nature of Lenders' Rights.126
           10.13. Headings...................................................127
           10.14. APPLICABLE LAW.............................................127
           10.15. CONSENT TO JURISDICTION....................................127
           10.16. WAIVER OF JURY TRIAL.......................................127
           10.17. Confidentiality............................................128
           10.18. Usury Savings Clause.......................................128
           10.19. Counterparts; Effectiveness................................129


APPENDICES:    A-1  Tranche A Term Loan Commitments
               A-2  Tranche B Term Loan Commitments
               B    Revolving Credit Commitments
               C    Notice Addresses


SCHEDULES:     1.1      Certain Subsidiaries
               4.1      Organization, Etc.
               4.2      Capital Stock
               4.13     Real Estate Assets
               4.17     Material Contracts
               5.15     Certain Agreements
               6.1      Certain Indebtedness
               6.2      Certain Liens
               6.5(a)   Investment Policy
               6.5(j)   Certain Investments
               6.15     Certain Unrestricted Subsidiaries


EXHIBITS:      A-1      Funding Notice
               A-2      Conversion/Continuation Notice
               B-1      Tranche A Term Loan Note
               B-2      Tranche B Term Loan Note
               B-3      Revolving Loan Note
               C        Compliance Certificate
               D        Opinions of Counsel
               E        Assignment Agreement
               F        Certificate re Non-Bank Status
               G-1      Closing Date Certificate
               G-2      Solvency Certificate
               H        Counterpart Agreement
               I        Pledge and Security Agreement
               J        Landlord Waiver and Consent Agreement
               K        Consent to Collateral Assignment

                          CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of February 3, 2000 is entered into by and among NEXTLINK COMMUNICATIONS, INC., a Delaware corporation ("Company"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent (in such capacity,"Syndication Agent"), TORONTO DOMINION (TEXAS), INC., ("TD") as Administrative Agent (together with its permitted successors in such capacity, "Administrative Agent"), BARCLAYS BANK PLC ("BARCLAYS") and THE CHASE MANHATTAN BANK ("CHASE") as Co-Documentation Agents (in such capacity,"Co-Documentation Agents") and GSCP and TD SECURITIES (USA) INC. ("TDSI") as Joint Lead Arrangers (in such capacity, "Joint Lead Arrangers").

                                    RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend certain credit facilities to Company in an aggregate principal amount not to exceed $1,000,000,000, consisting of $387,500,000 aggregate principal amount of Tranche A Term Loans, $225,000,000 aggregate principal amount of Tranche B Term Loans, and up to $387,500,000 aggregate principal amount of Revolving Credit Commitments;

     WHEREAS, proceeds of up to $125,000,000 (or such greater amount as may be permitted under the Public Indentures) from such credit facilities will be used to finance capital expenditures, to provide working capital and for other general corporate purposes of Company and its Subsidiaries, and the remaining proceeds from such credit facilities (and from the New Revolving Loans and New Term Loans, each as defined below, if any) will be used to provide purchase money financing for the construction, acquisition or improvement of Telecommunications Assets (as defined below) not to exceed 80% (or such greater percentage (not in excess of 100%) as may be permitted under the Public Indentures) of the total cost of the assets financed thereby;

     WHEREAS, Company has agreed to secure all of its obligations hereunder by granting to Administrative Agent, for the benefit of Lenders, (i) a First Priority Lien on all of the Capital Stock of each of its first tier (i.e., direct) Domestic Subsidiaries (including first tier Unrestricted Subsidiaries) and 65% of all the Capital Stock of each of its first tier Foreign Subsidiaries and (ii) a Lien on substantially all of its real property and personal property; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder up to the maximum amount permitted under the Public Indentures as in effect from time to time, provided that such maximum amount shall not in any case be less than $125,000,000, and to secure Company's and all of the Guarantors' respective obligations in respect thereof by granting to Administrative Agent, for the benefit of Lenders, a Lien on (i) substantially all their real and personal property and (ii) all Telecommunications Assets constructed, acquired or improved with the proceeds of Loans to secure such Loans.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Guarantors, Lenders and Agents agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

     "Acquired Debt" means Indebtedness existing on any property or assets prior to the acquisition thereof by Company or any of its Subsidiaries or Indebtedness of any Person that merges with or into or consolidates with Company or any such Subsidiary or becomes a Subsidiary (otherwise than by RS Designation) of Company after the date hereof existing prior to such merger or consolidation or the time such Person becomes a Subsidiary of Company; provided that such Indebtedness is not incurred in contemplation of or in connection with such acquisition, merger or consolidation or with such Person becoming a Subsidiary, as the case may be. For the avoidance of doubt, Acquired Debt includes Indebtedness issuable upon the exchange of Acquired Preferred Stock or other Acquired Debt in accordance with the terms thereof.

     "Acquired Investment" means an Investment owned by a Person prior to the time such Person merges with or into or consolidates with Company or any of its Subsidiaries or becomes a Subsidiary (otherwise than by RS Designation) of Company after the date hereof; provided that such Investment is not acquired in contemplation of or in connection with such merger or consolidation or with such Person becoming a Subsidiary, as the case may be.

     "Acquired Preferred Stock" means preferred stock of any Person that merges with or into or consolidates with Company or any of its Subsidiaries or becomes a Subsidiary (otherwise than by RS Designation) of Company after the date hereof existing prior to such merger or consolidation or the time such Person becomes a Subsidiary; provided that such preferred stock is not issued in contemplation of or in connection with such merger or consolidation or with such Person becoming a Subsidiary, as the case may be.

     "Additional Capital" means, in each case as issued after October 20, 1999,
(a) common stock of Company, (b) preferred stock of Company having covenants, remedies, required payment, required redemption and other similar non-economic terms and provisions not materially more restrictive on or less favorable to Company than Company's Preferred Stock outstanding or contracted to be issued as of the Closing Date and having no requirement for any mandatory redemption (other than any mandatory redemption pursuant to customary "change of control" provisions similar to those contained in the Existing Indentures) prior to June 30, 2008 and (c) unsecured indebtedness of Company having covenants, defaults, remedies, required prepayment, required redemption and other similar non-economic terms and provisions not materially more restrictive on or less favorable to Company than those in the Existing Indentures and having no required payments of principal (other than mandatory repayments pursuant to customary "change of control" or asset sale provisions similar to those contained in the Existing Indentures) earlier than June 30, 2008; provided that, not more than $850,000,000 of Additional Capital shall constitute Indebtedness (determined without regard to the accretion of discount or the accrual of interest); and provided further that the amount included in the calculation of "Additional Capital" in respect of any issuance of Preferred Stock shall equal the proceeds of such issuance less an amount, if any, equal to the discounted present value of all Cash dividends payable by Company during the term of this Agreement on such Preferred Stock, such calculation to be determined using a discount rate equal to the dividend rate of the stock for which dividends are to be paid.

     "Adjusted EBITDA" means, for any period, an amount determined for a Geographic Market, to the extent that such amount is a positive number, equal to the total revenues for such period (less provisions for any credit reserves taken in accordance with GAAP) minus total operating expenses during such period; as calculated for each Fiscal Quarter for such Geographic Market, on a basis which excludes all amounts attributable to corporate and regional overhead expense of Company and its Subsidiaries (other than the Subsidiary which operates in the subject Geographic Market to the extent such overhead is allocable to such Geographic Market), and in a manner consistent with the calculations made and delivered pursuant to Section 3.1(g) on the Closing Date.

     "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by TD for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

     "Administrative Agent" as defined in the preamble hereto.

     "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

     "Affected Lender" as defined in Section 2.16(b).

     "Affected Loans" as defined in Section 2.16(b).

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" means each of Joint Lead Arrangers, Syndication Agent, Administrative Agent and Co-Documentation Agents.

     "Aggregate Amounts Due" as defined in Section 2.15.

     "Aggregate Payments" as defined in Section 7.2.

     "Agreement" means this Credit and Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

     "Annualized Adjusted EBITDA" means, as at any date, Adjusted EBITDA for all Geographic Markets for the most recently completed Fiscal Quarter multiplied by four.

     "Annualized Consolidated EBITDA" means as at any date, Consolidated EBITDA for the most recently completed Fiscal Quarter multiplied by four.

     "Applicable Commitment Fee Percentage" means a percentage, per annum, determined by reference to the Facility Usage in effect from time to time as set forth below:


          Facility Usage          Commitment Fee
         less than 1/3                 1.25
         less than 2/3                 1.00
    greater than or equal to 1/3
    greater than or equal to 2/3       0.75


     "Applicable Margin" means (i) with respect to Tranche A Term Loans and Revolving Loans that are Eurodollar Rate Loans (a) during Stage 1, 2.75% per annum; and (b) thereafter, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:


     Total                                   Applicable Margin
     Leverage                                for Tranche A Term Loans
     Ratio                                   and Revolving Loans
     greater than or equal to 10.0:1.00      2.50%
     less than 10.0:1.00                     2.25%
     greater than or equal to 7.5:1.00
     less than 7.5:1.00                      1.875%
     greater than or equal to 5.0:1.00
     less than 5.0:1.00                      1.625%


and (ii) with respect to Tranche A Term Loans and Revolving Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c) calculating the Total Leverage Ratio. If at any time during Stage 2 Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 10.0:1.00 until the time that such information is delivered as aforesaid. Within one Business Day of receipt of the applicable information as and when required under
Section 5.1(c), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

     "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

     "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with (a "transfer") any Person (other than Company, any Guarantor or any Qualified Subsidiary), in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, any transfer or issuance of the Capital Stock of any of Company's Subsidiaries, other than (1) the swap or exchange of any asset or property in the ordinary course of business within two hundred seventy (270) days for an asset or property of at least equal fair market value to be used in the Telecommunications Business, provided that any Telecommunications Asset constructed, acquired or improved with Loan proceeds shall only be swapped or exchanged for another Telecommunications Asset or Assets on which Administrative Agent has a valid and perfected Lien and (2) transfers of (i) inventory (including network capacity held for transfer) in the ordinary course of business, (ii) obsolete, worn out or surplus property; (iii) assets or property for aggregate consideration (net of reserves for any indemnities) of less than $5,000,000 with respect to any transaction or series of related transactions and less than $25,000,000 in the aggregate during any Fiscal Year; (iv) Restricted Junior Payments to the extent otherwise permitted hereunder; (v) stock of Unrestricted Subsidiaries and (vi) investments described in Section 6.5(i).

     "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

     "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer or general counsel.

     "Bankruptcy Code" means title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

     "Base Rate" means, for any day, a rate per annum (rounded to the nearest 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

     "Beneficiary" means each Agent, Lender and Lender Counterparty.

     "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Expenditures" means all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, and including those Telecommunications Assets designated as Capital Expenditures as specified in clause (vii) of the definition of "Permitted Acquisition".

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "Cash" means money, currency or a credit balance in any demand or Deposit Account.

     "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit F.

     "Change of Control" means, at any time, (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto (other than Eagle River, Mr. Craig O. McCaw and their respective Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of Company) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of voting stock of Company; (ii) neither Mr. Craig O. McCaw nor any person designated by him to Company as acting on his behalf shall be a director of Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (or similar governing body) of Company (together with any new directors whose election by the shareholders of Company was proposed by a vote of the majority of directors of Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Company then in office; or (iv) any "change of control" or similar event under any of the Public Indentures (or related documentation) shall occur.

     "Class" means (i) with respect to Lenders, each of the following classes of
Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Revolving Credit Exposure, (d) Lenders having New Term Loan Exposure and (e) Lenders having New Revolving Credit Exposure and (ii) with respect to Loans, each of the following classes of
Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Revolving Loans,
(d) New Term Loans and (e) New Revolving Loans.

     "Closing Date" means the date hereof.

     "Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit G-1.

     "Co-Documentation Agents" as defined in the preamble hereto.

     "Collateral" means, collectively, all of the real, personal and mixed property

(including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

     "Collateral Documents" means the Pledge and Security Agreement, the Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Administrative Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

     "Commitment" means the Commitment of a Lender to make or otherwise fund any Loan. The amount of each Lender's Commitment is set forth on Appendix A-1, A-2 and/or B, or in the applicable Assignment Agreement or Joinder Agreement, and is subject to any adjustment or reduction pursuant to the terms and conditions hereof.

     "Company" as defined in the preamble hereto, and any successor thereto by merger or consolidation including any such successor as contemplated by the Concentric Agreement.

     "Company Employee Benefit Plan" means any Employee Benefit Plan maintained, contributed to, or required to be contributed to, by Company or any of its Subsidiaries.

     "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.

     "Concentric" means Concentric Network Corporation, a Delaware corporation.

     "Concentric Agreement" means the Agreement and Plan of Merger and Share Exchange Agreement, dated as of January 9, 2000, by and among Concentric, Company, Eagle River and NM Acquisition Corp., a Delaware corporation, as in effect as of the Closing Date and without giving effect to any subsequent extension, restatement, amendment, modification or supplement thereof or waiver or consent with respect thereto unless consented to by Joint Lead Arrangers, which consent shall not be unreasonably withheld or delayed.

     "Concentric Exchange Notes" means the 13-1/2% Concentric Network Corporation Subordinated Debentures issuable in exchange for the 13-1/2% Series B Concentric Network Corporation Senior Redeemable Exchangeable Preferred Stock due 2010.

     "Concentric Senior Notes" means the $150,000,000 Concentric Network Corporation 12-3/4% Senior Notes due 2007.

     "Concentric Transactions" means any of the acquisitions, mergers, consolidations and other transactions contemplated by the Concentric Agreement.

     "Consolidated Capital Expenditures" means, for any period, the aggregate of all Capital Expenditures.

     "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

     "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

     "Consolidated EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes, (d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Consolidated Net Income (including management ownership allocation charge and non-cash deferred compensation), minus (ii) other non-cash items increasing Consolidated Net Income.

     "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA, and (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) repayments of Consolidated Total Debt (excluding repayments (I) in connection with refinancings, (II) from the proceeds of Asset Sales and (III) of revolving loans (including the Revolving Loans) except to the extent the related commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, (d) all regularly scheduled Cash dividend payments on Preferred Stock and on Acquired Preferred Stock and (e) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

     "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, (i) the net income (or loss) of

Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period,
(b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company (other than Concentric) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

     "Consolidated Total Assets" means, as at any date of determination, the total book value of the assets of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Debt" means, as at any date of determination, the aggregate principal amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

     "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

     "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Contributing Guarantors" as defined in Section 7.2.

     "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

     "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

     "Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit H.

     "Credit Date" means the date of a Credit Extension.

     "Credit Document" means any of this Agreement, the Notes, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents or any Lender in connection herewith.

     "Credit Extension" means the making of a Loan.

     "Credit Party" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

     "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Revolving Credit Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of
Section 2.11 or Section 2.12 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Credit Commitment, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

     "Defaulting Lender" as defined in Section 2.20.

     "Defaulted Loan" as defined in Section 2.20.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Designation" as defined in Section 6.15(a).

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

     "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses and (iii) any other Person consented to by Company and Administrative Agent; provided, neither any entity which would be an Increased-Cost Lender, nor Company nor any Affiliate of Company shall be an Eligible Assignee.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA.

     "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, land use or the protection of human health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the

Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Company Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Company Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

     "Event of Default" means each of the conditions or events set forth in
Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Existing Indentures" means, collectively, the (i) 12-1/2% Notes Indenture;
(ii) 9-5/8% Notes Indenture; (iii) Indenture dated as of March 3, 1998 between Company and United States Trust Company of New York, as trustee, relating to the $335,000,000 9% Senior Notes due 2008; (iv) Indenture dated as of April 1, 1998 between Company and United States Trust Company of New York, as trustee, relating to the $636,974,000 9.45% Senior Discount Notes due 2008; (v) Indenture dated as of November 12, 1998 between Company and United States Trust Company of New York, as trustee, relating to the $500,000,000 10-3/4% Senior Notes due 2008; (vi) Indenture dated as of June 1, 1999 between Company and United States Trust Company of New York, as trustee, relating to the $675,000,000 10-3/4% Senior Notes due 2009; (vii) Indenture dated as of June 1, 1999 between Company and United States Trust Company of Texas, as trustee, relating to the $588,926,000 12-1/4% Senior Discount Notes due 2009 ; (viii) Indenture dated as of November 17, 1999 between Company and United States Trust Company of New York, as trustee, relating to the $400,000,000 10-1/2% Senior Notes due 2009; and (ix) Indenture dated as of November 17, 1999 between Company and United States Trust Company of Texas, as trustee, relating to the $455,000,000 12-1/8% Senior Discount Notes due 2009; in each case as supplemented and in effect as of the Closing Date and without giving effect to any subsequent extension, restatement, amendment, modification or supplement thereof or waiver or consent with respect thereto unless consented to by Joint Lead Arrangers. For the avoidance of doubt, if the Concentric Senior Notes and the Concentric Exchange Notes become Acquired Debt of Company, the Indenture dated as of December 18, 1997 between Concentric and Chase Manhattan Bank and Trust Company, National Association, as trustee and the form of indenture specified for the Concentric Exchange Notes shall constitute Existing Indentures, in each case as supplemented and in effect as of the date or dates on which the Concentric Senior Notes and the Concentric Exchange Notes become Acquired Debt of Company and without giving effect to any subsequent extension, restatement, amendment, modification or supplement thereof or waiver or consent with respect thereto (other than any such action pending on such date) unless consented to by Joint Lead Arrangers.

     "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "Facility Usage" means a fraction, calculated as of the last day of each Fiscal Quarter, the numerator of which is equal to the average daily Total Utilization of Commitments during such Fiscal Quarter, and the denominator of which is equal to the average daily aggregate Commitments (calculated with respect to the Tranche A Term Loan Commitment without regard to the termination of the Tranche A Term Loan Commitment on the Tranche A Commitment Termination
Date) for all Lenders during such Fiscal Quarter.

     "Fair Share" as defined in Section 7.2.

     "Fair Share Contribution Amount" as defined in Section 7.2.

     "Fair Share Shortfall" as defined in Section 7.2.

     "Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, provided upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

     "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or Treasurer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     "First Increment" as defined in Section 2.22.

     "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

     "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

     "Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "Funding Default" as defined in Section 2.20.

     "Funding Guarantors" as defined in Section 7.2.

     "Funding Notice" means a notice substantially in the form of Exhibit A-1.

     "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

     "Geographic Market" means the operations of a particular line of business conducted in a particular geographic market by (i) a Subsidiary of Company, (ii) Telecommunications Nevada or (iii) any other Affiliate of Company agreed to by Administrative Agent, including in the case of multistate lines of business all the states or portions thereof covered thereby.

     "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

     "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

     "Grantor" as defined in the Pledge and Security Agreement.

     "Gross PP&E" means, as of any date, the balance sheet amount of all "property, plant and equipment" of Company and its Subsidiaries, without any deduction for depreciation and amortization.

     "GSCP" means Goldman Sachs Credit Partners L.P.

     "Guaranteed Obligations" as defined in Section 7.1.

     "Guarantor" means each Domestic Subsidiary of Company, other than (i) those Subsidiaries listed on Schedule 1.1, until such time as such Subsidiaries listed on Schedule 1.1 become Guarantors pursuant to Section 5.15(c) and (ii) as otherwise expressly provided herein.

     "Guaranty" means the guaranty of each Guarantor set forth in Section 7.

     "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

     "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company's or any of its Subsidiaries' businesses.

     "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Company and its Subsidiaries, for the Fiscal Years 1997 and 1998, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Company and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     "Increased Amount Date" as defined in Section 2.22.

     "Increased-Cost Lenders" as defined in Section 2.21.

     "Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the later of the date of incurrence of the obligation in respect thereof or the delivery of property or services or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings and, without duplication, any unreimbursed drawings thereunder; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause
(viii) above; and (x) obligations of such Person in respect of any Hedge Agreement or exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes; provided, in no event shall such Obligations in this clause (x) be deemed "Indebtedness" for any purpose under Section 6.6 or 6.7.

     "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries, but excluding Taxes, liabilities in connection with net or gross revenues, receipts or profits, and excluding liabilities arising solely from transactions among Lenders.

     "Indemnitee" as defined in Section 10.3.

     "Installment" as defined in Section 2.10(a).

     "Installment Date" as defined in Section 2.10(a).

     "Intellectual Property" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

     "Intellectual Property Collateral" means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

     "Interest Payment Date" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

     "Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Commitment Termination Date; (e) no Interest Period with respect to any portion of Revolving Loans shall extend beyond a date on which Company is required to make a scheduled reduction of Revolving Credit Commitments, unless the sum of (1) the aggregate principal amount of such Revolving Loans that are Base Rate Loans, and (2) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date or reduction equals or exceeds the amount required to be paid with respect to the Revolving Credit Commitments on such date; and (f) no Interest Period with respect to any portion of a Class of Term Loans shall extend beyond a date on a which Company is required to make a scheduled payment of principal of such Class of Term Loans, unless the sum of (1) the aggregate principal amount of such Class of Term Loans that are Base Rate Loans, and (2) the aggregate principal amount of such Class of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Class of Term Loans on such date.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor or any Qualified Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company, any Guarantor or any Qualified Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company, any Guarantor or any Qualified Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Investment Property" as defined in the Pledge and Security Agreement.

     "Joinder Agreement" as defined in Section 2.22(3).

     "Joint Lead Arrangers" as defined in the preamble hereto.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Landlord Waiver and Consent Agreement" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by Administrative Agent.

     "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "Lender" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns.

     "Lender Counterparty" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement entered into to satisfy the requirements of this Agreement.

     "Lien" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

     "LMDS License" means a local multipoint distribution service license granted by the Federal Communications Commission in the 27.5-31 GHz range, as defined in 47 C.F.R.- Part 101, et. seq.

     "Loan" means a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan, a New Revolving Loan or a New Term Loan.

     "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform the Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document; or (v) the Collateral or the Administrative Agent's Liens, on behalf of Agents and Lenders on the Collateral or the priority of such Liens. For the avoidance of doubt, the termination of the Concentric Agreement in accordance with the terms thereof or as a consequence of a breach by Concentric shall not be deemed to result in a Material Adverse Effect.

     "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Material Real Estate Asset" means (i) a fee-owned Real Estate Asset having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof, (ii) all Leasehold Properties other than those (a) with respect to which the aggregate payments under the term of the lease are less than $5,000,000 per annum, or (b) that relate to a site the loss of which would not otherwise have a Material Adverse Effect, or (iii) any other Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

     "Moody's" means Moody's Investor Services, Inc.

     "Mortgage" means a mortgage as defined in Section 5.10(i), as it may be amended, supplemented or otherwise modified from time to time.

     "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

     "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

     "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) provision for income or gains taxes on any gain recognized in connection with such Asset Sale (whether or not such taxes will actually be paid or are payable), (b) payment or securing of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question or that is otherwise required to be repaid or secured under the terms thereof as a result of such Asset Sale, (c) attorney's fees, accountant's fees, investment banking fees and other customary costs, fees, expenses and commissions actually incurred in connection therewith, and
(d) a reasonable reserve for any indemnification payments and other liabilities (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of such liability) shall be deemed to be Net Asset Sale Proceeds occurring on the date of such reduction.

     "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or
(b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including (1) provision for income or gains taxes on any gain recognized in connection therewith (whether or not such taxes will actually be paid or are payable), (2) payment or securing of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question or that is otherwise required to be repaid or secured under the terms thereof as a result of any sale of such assets, (3) attorney's fees, accountant's fees, investment banking fees and other customary costs, fees, expenses and commissions actually incurred in connection therewith, and (4) a reasonable reserve for any indemnification payments and other liabilities (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such asset sale undertaken by Company or any of its Subsidiaries in connection therewith; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of such liability) shall be deemed to be Net Insurance/Condemnation Proceeds occurring on the date of such reduction.

     "New Revolving Credit Commitments" as defined in Section 2.22.

     "New Revolving Lender" as defined in Section 2.22.

     "New Revolving Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Revolving Loans of such Lender.

     "New Revolving Loans" as defined in Section 2.22.

     "New Revolving Note" means a promissory note evidencing a New Revolving Loan of a Series, in such form as specified in the applicable Joinder Agreement, as such promissory note may be amended, supplemented or otherwise modified from time to time.

     "New Revolving Loan Maturity Date" means the date that New Revolving Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

     "New Term Loan Commitments" as defined in Section 2.22.

     "New Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

     "New Term Loan Lender" as defined in Section 2.22.

     "New Term Loan Maturity Date" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

     "New Term Loans" as defined in Section 2.22.

     "New Term Note" means a promissory note evidencing a New Term Loan of a Series, in such form as specified in the applicable Joinder Agreement, as such promissory note may be amended, supplemented or otherwise modified from time to time.

     "9-5/8% Notes" means the 9-5/8% Senior Notes issued by Company pursuant to the 9-5/8% Notes Indenture.

     "9-5/8% Notes Indenture" means the Indenture dated as of September 25, 1997 between Company and United States Trust Company of New York, as trustee, relating to the $400,000,000 9-5/8% Senior Notes due 2007, as amended to the date hereof.

     "Non-US Lender" as defined in Section 2.18(c).

     "Note" means a Tranche A Term Loan Note, a Tranche B Term Loan Note, a Revolving Loan Note, a New Revolving Note or a New Term Note.

     "Notice" means a Funding Notice or a Conversion/Continuation Notice.

     "Obligations" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates under any Credit Document or Hedge Agreement required to be entered into pursuant to Section 5.14 (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

     "Obligee Guarantor" as defined in Section 7.7.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

     "Other Permitted Investments" as defined in Section 6.5(i).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any Company Employee Benefit Plan and any Employee Benefit Plan sponsored, maintained or contributed to, or required to be contributed to, by an ERISA Affiliate of Company or any of its Subsidiaries (in each case other than a Multiemployer Plan) which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "Permitted Acquisition" means any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, of more than 80% of the Capital Stock of, or a business line or a division of, any Person (other than Concentric); provided:

     (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

     (iii) all of the equity Securities acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition (limited, in the case of the Capital Stock of the Company's or any of its Domestic Subsidiaries' Foreign Subsidiaries, to 65% of the Capital Stock of the Company's or any of its Domestic Subsidiaries' first tier Foreign Subsidiaries) shall be pledged to Administrative Agent, for the benefit of Lenders, pursuant to the Pledge and Security Agreement, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Section 5.9; provided that such actions shall not be required (A) for any such Securities in the nature of directors qualifying shares required pursuant to applicable law or (B) for other collateral security as to which a grant of a security interest would constitute a violation of any restriction on such grant, unless and until any such restriction is removed; it being understood that no such restriction shall have been created in contemplation of or in connection with any such acquisition;

     (iv) the aggregate amount of Indebtedness incurred (including all Indebtedness incurred, repaid or assumed in connection with all acquisitions occurring after the Closing Date and net of Cash and Cash Equivalents acquired) and/or Cash on hand expended in respect of such acquisitions shall not exceed (excluding the amount of equity Securities of Company used or sold substantially contemporaneously in connection with such acquisitions) an amount equal to $750,000,000, provided that such aggregate dollar limit shall be $375,000,000 in the case of acquisitions of any assets, business lines, divisions or entities which have not generated positive Consolidated EBITDA for the trailing twelve-month period immediately preceding such acquisition, provided further that acquisitions made or financed in whole or in part with Additional Capital may be made without giving effect (to the extent of such Additional Capital used in the case of acquisitions made or financed in part with Additional Capital) to the $750,000,000 and $375,000,000 dollar limits specified in this subsection
(iv), and provided finally that the aggregate amount of all Permitted Acquisitions occurring after the Closing Date in which less than 100%, but more than 80%, of the Capital Stock of any Person is acquired shall not exceed $100,000,000;

     (v) all Persons, assets or divisions acquired shall be in the Telecommunications Business or such other lines of business as may be consented to by Requisite Lenders;

     (vi) with respect to any Permitted Acquisition that is a Subject Acquisition (A) Company and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect thereto, Sections 6.6 and
6.7 through the later of (i) the Tranche B Term Loan Maturity Date, (ii) the latest New Term Loan Maturity Date and (iii) the latest New Revolving Loan Maturity Date , and (B) Company shall have delivered to Administrative Agent at least 5 Business Days prior to such proposed Subject Acquisition a revised set of financial projections and a certificate in the form of a Compliance Certificate evidencing such compliance, and such projections and certificate shall be reasonably satisfactory to Joint Lead Arrangers; and

     (vii) Company may choose to designate the acquisition of Telecommunications Assets, or companies substantially all of whose business is the ownership (but not operation) of such assets, as Capital Expenditures acquired pursuant to
Section 6.5(e).

     "Permitted Equipment Financing" means one or more purchase money, vendor or similar equipment financing facilities entered into by Company (i) in an aggregate principal amount not in excess of $50,000,000 outstanding at any time,
(ii) pursuant to which Company may be advanced funds principally to purchase or lease equipment or services from the provider of such financing or its affiliates, (iii) which may be secured only by the assets being financed thereby and (iv) the form and substance of which are reasonably satisfactory to the Joint Lead Arrangers, provided that any Subsidiary of Company that receives the assets acquired in any such equipment financing may grant liens on such assets in favor of the financial institutions providing such financing to secure the Indebtedness incurred by Company in connection therewith.

     "Permitted Indebtedness" means Indebtedness incurred by Company (i) which is unsecured, (ii) which shall have no required payments of principal (other than required payments of principal pursuant to customary "change of control" and asset sale provisions similar to those contained in the Existing Indentures) prior to June 30, 2008 and (iii) the provisions of the definitive documentation of which shall not contain covenants, defaults, remedies, required prepayment, required redemption or other similar non-economic terms more restrictive on, or less favorable to, Company in a material manner than those contained in the Existing Indentures. For the avoidance of doubt, if hereafter issued as Acquired Debt of Company, the Concentric Exchange Notes shall constitute "Permitted Indebtedness."

     "Permitted Liens" means each of the Liens permitted pursuant to Section
6.2.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

     "Pledge and Security Agreement" means the Pledge and Security Agreement substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

     "Pledged Securities" as defined in Section 3.1(e)(i).

     "Preferred Stock" means any and all series of Company's preferred stock issued from time to time.

     "Prime Rate" means the rate of interest per annum that The Toronto-Dominion Bank, New York branch, announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. TD or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Principal Office" means, for Administrative Agent, such Person's "Principal Office" as set forth on Appendix C, or such other office as such Person may from time to time designate in writing to Company and each Lender.

     "Pro Forma Consolidated Debt Service" means, as of any day of determination, the sum, without duplication, of (i) Consolidated Cash Interest Expense, (ii) all scheduled amortization with respect to (including any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, sinking fund or similar payment) any

Indebtedness (assuming that, in the case of floating rate Indebtedness, the interest rate in effect on the date of computation remains in effect throughout such period) and (iii) all regularly scheduled Cash dividend payments on all (1) Preferred Stock contracted to be issued after the Closing Date and (2) Acquired Preferred Stock; in each case payable by Company and its Subsidiaries during the next four consecutive Fiscal Quarters.

     "Projections" as defined in Section 4.8.

     "Pro Rata Share" means, subject to modification pursuant to Section 2.20 in connection with a Defaulting Lender, (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders;
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Credit Commitment or Revolving Loans of any Lender, the percentage obtained by dividing (a) the Revolving Credit Exposure of that Lender by (b) the aggregate Revolving Credit Exposure of all Lenders; (iv) with respect to all payments, computations and other matters relating to the New Term Loan Exposure of any Lender, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender for a Series by (b) the aggregate New Term Loan Exposure of all Lenders for such Series and (v) with respect to all payments, computations and other matters relating to the New Revolving Loan Exposure of any Lender, the percentage obtained by dividing (a) the New Revolving Loan Exposure of that Lender for a Series by (b) the aggregate New Revolving Loan Exposure of all Lenders for such Series. For all other purposes with respect to each Lender (other than a Defaulting Lender), "Pro Rata Share" means the percentage obtained by dividing
(A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Revolving Credit Exposure, the New Term Loan Exposure for a Series and the New Revolving Loan Exposure for a Series of that Lender, by
(B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Credit Exposure, the aggregate New Term Loan Exposure for such Series and the aggregate New Revolving Loan Exposure for such Series of all Lenders.

     "Public Indentures" means, collectively the Existing Indentures and all other indentures, credit agreements, note purchase agreements or other similar contracts, agreements or instruments pursuant to which Company and/or its Subsidiaries incurs Indebtedness permitted by the terms of this Agreement.

     "Qualified Subsidiary" means (i) after the consummation of the Concentric Transactions, Concentric, so long as (1) Company owns at least 85% of the Capital Stock having ordinary power (A) to vote for the election of directors of Concentric or (B) to direct or cause the direction of the management and policies of Concentric and (2) Concentric is not designated an Unrestricted Subsidiary and (ii) any wholly-owned Subsidiary of Company which has no outstanding Indebtedness other than to Company, any Guarantor, or another Qualified Subsidiary.

     "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

     "Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

     "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

     "Reduction" as defined in Section 2.10(c).

     "Register" as defined in Section 2.5(b).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

     "Replacement Lender" as defined in Section 2.21.

     "Required Prepayment Date" as defined in Section 2.13(c).

     "Requisite Class Lenders" means, at any time of determination, (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) for the Class of Lenders having Revolving Credit Exposure, Lenders having or holding more than 50% of the aggregate Revolving Credit

Exposure of all Lenders; (iv) for the Class of Lenders having New Term Loan Exposure, Lenders having or holding more than 50% of the aggregate New Term Loan Exposure of all Lenders and (iv) for the Class of Lenders having New Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate New Revolving Loan Exposure of all Lenders.

     "Requisite Lenders" means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, Revolving Credit Exposure, New Term Loan Exposure for a Series and/or New Revolving Loan Exposure for a Series representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Credit Exposure of all Lenders, (iv) the aggregate New Term Loan Exposure of all Lenders for such Series and (iv) the aggregate New Revolving Loan Exposure of all Lenders for such Series.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable on account of Preferred Stock and payable in shares of Preferred Stock or in shares of common stock of Company or on account of common stock and payable in shares of common stock of Company; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except to the extent payable in exchange for shares of that class of stock or for shares of common stock of Company; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except to the extent paid in shares of the related class of stock or in shares of common stock of Company or in other warrants, options or other rights to acquire shares of any class of stock of Company; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness other than the Loans, except to the extent paid by any Capital Stock of Company.

     "Revenues" means, for any Fiscal Quarter, the gross revenues of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that for purposes of calculating "Revenues" for the Fiscal Quarter in which any of the Concentric Transactions are consummated, any such transaction shall be deemed to occur on the first day of such Fiscal Quarter.

     "Revolving Credit Commitment" means the Revolving Credit Commitment of a Lender to make or otherwise fund any Credit Extension (other than any Term Loan and any New Revolving Loan) and "Revolving Credit Commitments" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Credit Commitment, if any, is set forth on Appendix B or in the applicable Assignment Agreement or in the applicable Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Credit Commitments as of the Closing Date is

$387,500,000.

     "Revolving Credit Commitment Period" means the period from the Closing Date to but excluding the Revolving Credit Commitment Termination Date.

     "Revolving Credit Commitment Termination Date" means the earliest to occur of (i) December 31, 2006, (ii) October 31, 2005 if the notice specified in
Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005, (iii) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.11(b) or 2.12 or in the applicable Joinder Agreement, and (iv) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.1.

     "Revolving Credit Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender's Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

     "Revolving Loan" means a Loan made by a Lender to Company pursuant to
Section 2.2(a).

     "Revolving Loan Note" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

     "RS Designation" as defined in Section 6.15(b).

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

     "Saving" as defined in Section 2.18(d).

     "Second Increment" as defined in Section 2.22.

     "Secured Party" as defined in the Pledge and Security Agreement.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Senior Secured Debt" means all Indebtedness of Company and its Subsidiaries, other than unsecured Indebtedness of Company, Indebtedness described in Section 6.1(b) and Acquired Debt of Concentric if Concentric is a Subsidiary of Company.

     "Series" as defined in Section 2.22.

     "Significant Subsidiary" means a Subsidiary, i.e., a "restricted subsidiary", that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act or is otherwise designated a Significant Subsidiary by Company; provided that the relevant percentage of consolidated revenues, consolidated assets and consolidated net income of Company and its Subsidiaries which are measured for purposes of this definition shall be 1%, and not as otherwise specified in such Rule.

     "Solvency Certificate" means a Solvency Certificate of the chief financial officer or treasurer of Company substantially in the form of Exhibit G-2.

     "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

     "Stage 1" shall mean the period from the Closing Date to June 29, 2003.

     "Stage 2" shall mean the period from June 30, 2003 to the later of (i) the Tranche B Term Loan Maturity Date, (ii) the latest New Term Loan Maturity Date and (iii) the latest New Revolving Loan Maturity Date.

     "Subject Acquisition" means a Permitted Acquisition of a Person or series of related Permitted Acquisitions by Company or any of its Subsidiaries of Persons (x) for which total consideration exceeds $350,000,000 and (y) where the trailing four quarter revenues of the entities or assets acquired exceeds 10% of Company's revenues for such period (without giving effect to such acquisitions).

     "Subject Asset Sale" means an Asset Sale or series of related Asset Sales by Company or any of its Subsidiaries of (x) NEXTLINK Interactive, Inc., NEXTLINK One, Inc. or

ITC (d/b/a NEXTLINK Affinity) or (y) other Persons (i) for which total consideration exceeds $350,000,000 and (ii) where the trailing four quarter revenues of the entities or assets sold exceeds 10% of Company's revenues for such period (without giving effect to such sales).

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless otherwise expressly provided, an "Unrestricted Subsidiary" shall not be considered a Subsidiary for purposes of this definition.

     "Supplemental Collateral Agent" as defined in Section 9.8(c).

     "Syndication Agent" as defined in the preamble hereto.

     "System" as defined in Section 4.24.

     "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on or measured by all or part of the net or gross income or receipts, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

     "TD" means Toronto Dominion (Texas), Inc.

     "TDSI" means TD Securities (USA) Inc.

     "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, (i) used or intended for use in connection with a Telecommunications Business and (ii) listed as a "Telecommunications Asset" in a Funding Notice.

     "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunication Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in
(i) or (ii) above and shall, in any event, include all businesses in which Company or any of its Subsidiaries are engaged on the Closing Date; provided that the determination of what constitutes a Telecommunication Business shall be made in good faith by the board of directors of the Company, which determination shall be conclusive.

     "Telecommunications Nevada" means Telecommunications of Nevada, LLC, so long as Company's direct or indirect ownership interest therein is not reduced.

     "Term Loan" means a Tranche A Term Loan, Tranche B Term Loan or New Term Loan.

     "Term Loan Commitment" means the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or the New Term Loan Commitment of a Lender, and "Term Loan Commitments" means such Commitments of all Lenders in the aggregate.

     "Term Loan Maturity Date" means the Tranche A Term Loan Maturity Date, Tranche B Term Loan Maturity Date or New Term Loan Maturity Date.

     "Terminated Lender" as defined in Section 2.21.

     "Total Capitalization" means the sum of, without duplication, (a) Consolidated Total Debt, (b) the aggregate fair market value of equity Securities of Company given as consideration for the Concentric Transactions and all Permitted Acquisitions (excluding in each case for purposes of this clause
(b) the value of any such Securities in which the acquired entity, including Concentric, if applicable, is designated an Unrestricted Subsidiary) and (c) the aggregate amount received in Cash, or the fair market value of other property received, by Company from the issuance of its equity Securities, all as calculated in accordance with GAAP.

     "Total Leverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Total Debt to (b) Annualized Consolidated EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to Section 5.1(c).

     "Total Net Debt" means, for any period, Consolidated Total Debt minus all Cash and Cash Equivalents of Company and its Subsidiaries in excess of $100,000,000.

     "Total Utilization of Commitments" means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Revolving Loans and Tranche A Term Loans.

     "Tranche A Commitment Period" means the period from the Closing Date to the Tranche A Commitment Termination Date.

     "Tranche A Commitment Termination Date" means the one year anniversary of the Closing Date.

     "Tranche A Subsequent Funding Date" as defined in Section 2.1(a).

     "Tranche A Term Loan" means a Tranche A Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i).

     "Tranche A Term Loan Commitment" means the Commitment of a Lender to make or otherwise fund a Tranche A Term Loan to Company and "Tranche A Term Loan Commitments" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Tranche A Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $387,500,000.

     "Tranche A Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Commitment.

     "Tranche A Term Loan Maturity Date" means the earlier of (i) December 31, 2006, (ii) October 31, 2005 if the notice specified in Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005 and (iii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "Tranche A Term Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

     "Tranche B Term Loan" means a Tranche B Term Loan made by a Lender to Company pursuant to Section 2.1(a)(ii).

     "Tranche B Term Loan Commitment" means the Commitment of a Lender to make or otherwise fund a Tranche B Term Loan to Company and "Tranche B Term Loan Commitments" means such Commitments of all Lenders in the aggregate, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $225,000,000.

     "Tranche B Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B

Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Commitment.

     "Tranche B Term Loan Maturity Date" means the earlier of (i) June 30, 2007,
(ii) October 31, 2005 if the notice specified in Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005 and (iii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise

     "Tranche B Term Loan Note" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

     "Transaction Costs" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

     "12-1/2% Notes" means the 12-1/2% Senior Notes issued by Company pursuant to the 12-1/2% Notes Indenture.

     "12-1/2% Notes Indenture" means the Indenture dated as of April 25, 1996 between Company (formerly NEXTLINK Communications, L.L.C.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as trustee, relating to the $350,000,000 12-1/2% Senior Notes due April 15, 2006, as amended to the date hereof.

     "Type of Loan" means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

     "Unrestricted Subsidiary" means (i) the Subsidiaries listed on Schedule 6.15, (ii) any Subsidiary (with such term defined for purposes of this definition without giving effect to the last sentence in the definition of such term) of Company that shall be designated an "Unrestricted Subsidiary" pursuant to and in compliance with Section 6.15 and (iii) any Subsidiary of an Unrestricted Subsidiary.

     "Waivable Mandatory Prepayment" as defined in Section 2.13(c).

     "Year 2000 Compliant" as defined in Section 4.24.

     1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

     1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2. LOANS

     2.1. Term Loans.

          (a) Loan Commitments. Subject to the terms and conditions hereof,

               (i) each Lender severally agrees to make (i) on the Closing Date a Tranche A Term Loan to Company in an amount equal to its Pro Rata Share of $150,000,000 and (ii) at any time prior to the Tranche A Commitment Termination Date, additional Tranche A Term Loans in an aggregate amount not to exceed such Lender's Tranche A Term Loan Commitment; and

               (ii) each Lender severally agrees to make, on the Closing Date, subject to Section 2.23, a Tranche B Term Loan to Company in an amount equal to such Lender's Tranche B Term Loan Commitment.

Company may make only one borrowing under the Tranche B Term Loan Commitment which shall be on the Closing Date. Company may make one or more Tranche A Term Loan borrowings after the Closing Date and prior to the Tranche A Commitment Termination Date (each such borrowing date, a "Tranche A Subsequent Funding Date"). Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11(a) and 2.12, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively. Each Lender's Tranche

B Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Tranche B Term Loan Commitment on such date. Each Lender's Tranche A Term Loan Commitment shall terminate on the Tranche A Commitment Termination Date.

          (b) Borrowing Mechanics for Term Loans. (i) Company shall deliver to Administrative Agent a fully executed and delivered (A) Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Term Loans to be funded on the Closing Date for all purposes hereof) no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the Closing Date in the case of a Term Loan which is a Eurodollar Rate Loan, and at least one Business Day in advance of the Closing Date in the case of a Term Loan that is a Base Rate Loan and (B) Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of each Tranche A Subsequent Funding Date in the case of a Tranche A Term Loan which is a Eurodollar Rate Loan, and at least one Business Day in advance of each Tranche A Subsequent Funding Date in the case of a Tranche A Term Loan that is a Base Rate Loan. Promptly upon receipt by Administrative Agent of such Certificate or Notice, as applicable, Administrative Agent shall notify each Lender of the proposed borrowing.

          (ii) Each Lender shall make its Tranche A Term Loan and Tranche B Term Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, or each Tranche A Subsequent Funding Date, as applicable, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date, or each Tranche A Subsequent Funding Date, as applicable, by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

     2.2. Revolving Loans.

     (a) Revolving Credit Commitments. During the Revolving Credit Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Credit Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the total Revolving Loans exceed the Revolving Credit Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Credit Commitment Period. Each Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Credit Commitments shall be paid in full no later than such date.

          (b) Borrowing Mechanics for Revolving Loans. (i) Revolving Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

          (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Company.

          (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

     2.3. Pro Rata Shares; Availability of Funds.

     (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

     (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     2.4. Use of Proceeds. Up to $125,000,000 (or such greater amount as may be permitted under the Public Indentures) of the proceeds of the Loans will be used to finance capital expenditures, to provide working capital and for other general corporate purposes, and all remaining Loan proceeds (including all New Revolving Loans and New Term Loans, if any) will be used to provide purchase money financing for the construction, acquisition or improvement of Telecommunication Assets not to exceed 80% (or such greater percentage (not in excess of 100%) as may be permitted under the Public Indentures) of the total cost of the assets financed thereby. No portion of the proceeds of any Loan shall be used by Company or any of its Subsidiaries in any manner that might cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Loan and such use of proceeds.

     2.5. Evidence of Debt; Register; Lenders' Books and Records; Notes.

     (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Credit Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

     (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Credit Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Credit Commitments, the Tranche A Term Loan Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Credit Commitments, Tranche A Term Loan Commitments or Company's Obligations in respect of any Loan. Company hereby designates TD to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Company hereby agrees that, to the extent TD serves in such capacity, TD and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

     (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan or Revolving Loan, as the case may be.

     2.6. Interest on Loans.

     (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

          (i) in the case of Tranche A Term Loans and Revolving Loans:

               (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

               (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

          (ii) in the case of Tranche B Term Loans:

               (1) if a Base Rate Loan, at the Base Rate plus 2.25% per annum;
          or

               (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 3.25% per annum.

     (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, (A) until the date which is 7 days following the Closing Date the Term Loans shall be maintained as Base Rate Loans and (B) from the date which is 8 days following the Closing Date until the date which is 90 days following the Closing Date the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

     (c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. A soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     (d) Interest payable pursuant to Section 2.6(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     2.7. Conversion/Continuation.

     (a) Subject to Section 2.16 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

          (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.16 in connection with any such conversion; or

          (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

     (b) The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     2.8. Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1 (a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Revolving Loans which are Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Revolving Loans which are Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.9. Fees.

     (a) Company agrees to pay to Lenders having Revolving Credit Exposure commitment fees equal to (1) the average of the daily difference between (a) the Revolving Credit Commitments, and (b) the aggregate principal amount of outstanding Revolving Loans multiplied by (2) the Applicable Commitment Fee Percentage. All fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

     (b) Company agrees to pay to Lenders having Tranche A Term Loan Exposure commitment fees equal to (1) the average of the daily difference between (a) the Tranche A Term Loan Commitments, and (b) the aggregate principal amount of outstanding Tranche A Term Loans multiplied by (2) the Applicable Commitment Fee Percentage. All fees referred to in this Section 2.9(b) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

     (c) All fees referred to in Section 2.9(a) and (b) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during (i) with respect to Revolving Credit Exposure, the Revolving Credit Commitment Period, and (ii) with respect to Tranche A Term Loan Exposure, the Tranche A Commitment Period, commencing in each case on the first such date to occur after the Closing Date, and ending on the Revolving Credit Commitment Termination Date or the Tranche A Commitment Termination Date, as applicable.

     (d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

     2.10. Scheduled Payments/Commitment Reductions.

     (a) Scheduled Payments of Tranche A Term Loans. The principal amounts of the Tranche A Term Loans shall be repaid in the aggregate annual amounts (expressed as percentages of the Tranche A Term Loan Commitment) set forth below in consecutive quarterly installments (each, an "Installment") on the last day of each Fiscal Quarter (each, an "Installment Date") occurring in each of the Fiscal Years set forth below, commencing March 31, 2004, with 25% of each annual amount being paid on each Installment Date:

                              Tranche A
     Fiscal Year        Term Loan Installments
        2004                      20%

        2005                      30%
        2006                      50%

Notwithstanding the foregoing, (i) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with Section 2.13, (ii) the Tranche A Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Tranche A Term Loan Maturity Date, it being understood that such date will be October 31, 2005 if the notice specified in Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005 and (iii) any additional Tranche A Term Loans will be subject to repayment in the percentages set forth above effective from the date of borrowing of such additional Loans.

     (b) Scheduled Payments of Tranche B Term Loans. The principal amounts of the Tranche B Term Loans shall be repaid in the quarterly amounts (expressed as percentages of the Tranche B Term Loan Commitment) set forth below on each date set forth below:


                                            Tranche B
             Date                     Term Loan Installments
        March 31, 2004                        0.25%
        June 30, 2004                         0.25%
      September 30, 2004                      0.25%
      December 31, 2004                       0.25%
        March 31, 2005                        0.25%
        June 30, 2005                         0.25%
      September 30, 2005                      0.25%
      December 31, 2005                       0.25%
        March 31, 2006                        0.25%
        June 30, 2006                         0.25%
      September 30, 2006                      0.25%
      December 31, 2006                       0.25%
        March 31, 2007                        0.25%
        June 30, 2007                        96.75%


Notwithstanding the foregoing, (i) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with Section 2.13 and (ii) the Tranche B Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Tranche B Term Loan Maturity Date, it being understood that such date will be October 31, 2005 if the notice specified in
Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005.

     (c) Scheduled Reductions. The Revolving Credit Commitments shall be permanently reduced in consecutive quarterly installments (each, a "Reduction") on the last day of each Fiscal Quarter occurring in each of the Fiscal Years set forth below, commencing March 31, 2004, in the aggregate annual amounts (expressed as percentages of the Revolving Credit

Commitment) set forth below, with 25% of each annual amount being reduced on each Installment Date:


     Fiscal Year                     Reductions
        2004                             20%
        2005                             30%
        2006                             50%


Notwithstanding the foregoing, (i) such Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Credit Commitments in accordance with Sections 2.11(b) or 2.12 and credit shall be given for any conversion of Revolving Loans into Tranche A Term Loans pursuant to Section 2.22 and (ii) the Revolving Credit Commitments will terminate no later than the Revolving Credit Commitment Termination Date, it being understood that such date will be October 31, 2005 if the notice specified in Section 5.1(k)(i) has not been received by the Administrative Agent prior to April 15, 2005.

     2.11. Voluntary Prepayments/Commitment Reductions.

          (a) Voluntary Prepayments. (i) Any time and from time to time:

               (1) Company may prepay, without premium or penalty, Tranche A Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

               (2) Company may prepay Tranche B Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, provided that (i) at any time on or prior to the one year anniversary of the Closing Date, such prepayment shall include a prepayment fee equal to 2% of the principal amount of the Tranche B Term Loan being repaid on any such date, (ii) at any time after the one year anniversary of the Closing Date, but on or prior to the two year anniversary of the Closing Date, such prepayment shall include a prepayment fee equal to 1% of the principal amount of the Tranche B Term Loan being repaid on any such date and (iii) at any time after the two year anniversary of the Closing Date, such prepayment shall be made without premium or penalty;

               (3) Company may prepay, without premium or penalty, Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

               (4) Company may prepay New Term Loans and New Revolving Loans as specified in the applicable Joinder Agreement.

          (ii) All such prepayments relating to Tranche A Term Loans, Tranche B Term Loans and Revolving Loans shall be made:

               (1) upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans; and

               (2) upon not less than three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans;

     in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (iii) All prepayments relating to New Term Loans and New Revolving Loans shall be made upon such notice as specified in the applicable Joinder Agreement.

          (b) Voluntary Commitment Reductions. (i) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty:

          (1) undrawn Revolving Credit Commitments; and/or

          (2) undrawn Tranche A Term Loan Commitments;

     provided, any such partial reduction of Revolving Credit Commitments or Tranche A Term Loan Commitments shall in each case be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of Revolving Credit Commitments and/or Tranche A Term Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Credit Commitment and/or the Tranche A Term Loan Commitment, as applicable, of each Lender proportionately to its Pro Rata Share thereof.

          (iii) Company may, upon the terms and procedures specified in the applicable Joinder Agreement, terminate in whole or permanently reduce in part, without premium or penalty:

               (1) undrawn New Revolving Credit Commitments; and/or

               (2) undrawn New Term Loan Commitments.

     2.12. Mandatory Prepayments/Commitment Reductions.

     (a) Asset Sales. If, within the period of two hundred seventy (270) days prior to or after the receipt by Company or any of its Subsidiaries of Net Asset Sale Proceeds, Company has not invested such Net Asset Sale Proceeds in the business of Company and its Subsidiaries (including, without limitation, investments in Joint Ventures, Unrestricted Subsidiaries and minority interests in other entities pursuant to Section 6.5(i)), as certified to Administrative Agent by Company, then, to the extent Company has not previously done so, (x) Company shall prepay Loans and/or (y) the Commitments shall be permanently reduced as set forth in Section 2.13(b), in either case in an amount equal to the excess of such Net Asset Sale Proceeds over amounts invested as aforesaid. Pending a determination whether any Net Asset Sale Proceeds will be applied to prepay Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans and/or New Revolving Loans, but not to reduce Revolving Credit Commitments or New Revolving Credit Commitments.

     (b) Insurance/Condemnation Proceeds. If, within the period of two hundred seventy (270) days prior to or after the receipt by Company or any of its Subsidiaries of Net Insurance/Condemnation Proceeds (whether from the insurer, condemnor, transferee or the Administrative Agent as loss payee), Company has not invested such Net Insurance/Condemnation Proceeds in the business of Company and its Subsidiaries (including, without limitation, investments in Joint Ventures, Unrestricted Subsidiaries and minority interests in other entities pursuant to Section 6.5(i)), as certified to Administrative Agent by Company, then, to the extent Company has not previously done so, (x) Company shall prepay the Loans and/or (y) the Commitments shall be permanently reduced as set forth in Section 2.13(b), in either case in an amount equal to the excess of such Net Insurance/Condemnation Proceeds over amounts invested as aforesaid. Pending a determination whether any Net Insurance/Condemnation Proceeds will be applied to prepay Loans and/or reduce Commitments, such Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Revolving Loans and/or New Revolving Loans, but not to reduce Revolving Credit Commitments or New Revolving Credit Commitments.

     (c) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year
2004), no later than one hundred (100) days after the end of such Fiscal Year,
(x) Company shall prepay the Loans and/or (y) the Revolving Credit Commitments, the New Revolving Credit Commitments, the Tranche A Term Loan Commitments and the New Term Loan Commitments shall be permanently reduced as set forth in
Section 2.13(b) in an aggregate amount equal to 50% of such

Consolidated Excess Cash Flow.

     (d) Change of Control. No later than the third Business Day following the date that a Change of Control shall occur, Company shall prepay, in full, the outstanding principal amount of all outstanding Loans, together with all accrued interest, fees and other expenses owing hereunder and under the other Credit Documents, and all Commitments shall terminate.

     (e) Revolving Loans; New Revolving Loans. Company shall from time to time prepay the (x) Revolving Loans to the extent necessary so that the outstanding Revolving Loans shall not at any time exceed the Revolving Credit Commitments then in effect and (y) New Revolving Loans to the extent necessary so that the outstanding New Revolving Loans shall not at any time exceed the New Revolving Credit Commitments then in effect.

     (f) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of any Commitments pursuant to Sections 2.12(a) through 2.12(c), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be, that is being so applied. In the event that Company shall subsequently determine that the actual amount required to be so applied exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

     2.13. Application of Prepayments/Reductions.

     (a) Application of Voluntary Prepayments. Any prepayment pursuant to
Section 2.11(a) shall be applied to the Loans of the Class or Classes specified by Company to Administrative Agent; provided that

     (i) any prepayment of Revolving Loans or New Revolving Loans shall be applied to all such Loans then outstanding on a pro rata basis (in accordance with the respective outstanding aggregate principal amounts of each Class thereof), and

     (ii) any prepayment of Term Loans shall be applied to all such Loans then outstanding on a pro rata basis (in accordance with the respective outstanding aggregate principal amounts of each Class thereof) but subject to Section 2.13(c), with credit given first to the next scheduled installment of each thereof and the balance, if any, credited on a pro rata basis to each remaining scheduled installment of each thereof.

     (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be prepaid pursuant to Sections 2.12(a) through 2.12(c) shall be applied:

          first, to prepay the Term Loans then outstanding on a pro rata basis (in accordance with the respective outstanding aggregate principal amounts of each Class thereof), but subject to Section 2.13(c), with credit given first to the next scheduled installment of each thereof and the balance, if any, credited on a pro rata basis to each remaining scheduled installment of each thereof;

          second, to reduce permanently any undrawn Term Loan Commitments on a pro rata basis (in accordance with the respective undrawn principal amounts of each Class thereof), with credit given first to the next scheduled reduction of each thereof and the balance, if any, credited on a pro rata basis to each remaining scheduled reduction of each thereof;

          third, to prepay the Revolving Loans and the New Revolving Loans on a pro rata basis (in accordance with the respective outstanding principal amounts of each Class thereof) and to reduce permanently the Revolving Credit Commitment and New Revolving Credit Commitments in the amounts so prepaid; and

          fourth, to reduce permanently any undrawn Revolving Credit Commitments and New Revolving Credit Commitments on a pro rata basis (in accordance with the respective undrawn principal amounts of each Class thereof), with credit given first to the next scheduled reduction of each thereof and the balance, if any, credited on a pro rata basis to each remaining scheduled reduction of each thereof.

     (c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans or New Term Loans are outstanding or undrawn Term Loan Commitments remain in effect, in the event Company is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Tranche B Term Loans, not less than three Business Days prior to the date (the "Required Prepayment Date") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Tranche B Term Loans in accordance with Section 2.13(b)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to (x) prepay Tranche A Term Loans and New Term Loans and/or (y) to reduce the Term Loan Commitments (which prepayment shall be applied to the scheduled installments of principal of such Term Loans in accordance with Section 2.13(b)).

     (d) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans of such Class to the full extent thereof before application to Eurodollar Rate Loans of such Class, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.16(c).

     2.14. General Provisions Regarding Payments.

     (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

     (b) All payments in respect of the principal amount of any Loan (other than prepayments of Base Rate Loans on any day other than an Interest Payment Date) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

     (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent, subject to the provisions hereof and of Section 2.20 in connection with a Defaulting Lender.

     (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter, subject to the provisions hereof and of Section 2.20 in connection with a Defaulting Lender.

     (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Credit Commitment fees hereunder, as the case may be.

     (f) Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

     2.15. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by

Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.16. Making or Maintaining Eurodollar Rate Loans.

     (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.16(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.16(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

     (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company; or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms hereof.

     (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

     (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.16 and under Section 2.17 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16 and under
Section 2.17.

     2.17. Increased Costs; Capital Adequacy.

     (a) Compensation For Increased Costs and Taxes. Subject to the provisions of

Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or, if later, after the date such Lender accepts an assignment under Section 10.6, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof or, if later, after the date such Lender accepts an assignment under
Section 10.6, by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date or, if later, after the date such Lender accepts an assignment under Section 10.6, of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive which becomes applicable after the Closing Date or, if later, after the date such Lender accepts an assignment under Section 10.6, regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Credit Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.17(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     (c) Limitation on Retroactive Effect. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender's right to demand such compensation; provided that Company shall not be required to compensate a Lender pursuant to this Section
2.17 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Company of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     2.18. Taxes; Withholding, etc.

     (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

     (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender.

     (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.18(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to

Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.18(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.18(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.18(c) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of
Section 2.18(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.17(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

     (d) Reimbursement of Savings. If a Credit Party pays any additional amount under this Section 2.18 and, as a result, any Lender, together with Administrative Agent, subsequently, in their sole discretion and based on their own interpretation of any relevant laws (but acting in good faith) receive or are granted a final and non-appealable credit against or deduction from or in respect of any tax payable by such Lender, or obtain any other final and non-appealable relief in respect of any tax, which in the opinion of such Lender and Administrative Agent, acting in good faith, is both reasonably identifiable and quantifiable by them without requiring any Lender, Administrative Agent or their professional advisors to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so reasonably identifiable and quantifiable, being referred to as a "Saving"), such Lender shall, to the extent that it can do so without prejudice to the retention of the Saving, reimburse such Credit Party promptly after such identification and quantification with the amount of such Saving; provided, however, that any such Saving shall be reduced by any costs incurred by such Lender or Administrative Agent in obtaining such Saving; provided, further, that nothing in this Section 2.18(d) shall require any Lender to disclose to any Person any information regarding its tax affairs or to arrange its tax and other affairs in any particular manner.

     2.19. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.16, 2.17 or 2.18, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.16, 2.17 or 2.18 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Credit Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Credit Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.20. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "Defaulting Lender") in its obligation to fund (a "Funding Default") any Loan (in each case, a "Defaulted Loan"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Credit Exposure, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, New Revolving Loan Exposure and New Term Loan Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had no Loans outstanding, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Credit Commitment, Tranche A Term Loan Commitment, New Revolving Credit Commitment and New Term Loan Commitment, and outstanding Loans shall be excluded for purposes of calculating the Commitment Fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section
2.9 with respect to such Defaulting Lender's Revolving Credit Commitment and Tranche A Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.20, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.20. The rights and remedies against a Defaulting Lender under this Section 2.20 are in addition to other rights and remedies which Company may have against any such Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.21. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.16, 2.17 or 2.18, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; then, with respect to each such Increased-Cost Lender or Defaulting Lender (the "Terminated Lender"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Credit Commitments, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of
Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to
Section 2.9 and (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.16(c), 2.17 or
2.18 or otherwise as if it were a prepayment. Upon the payment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Credit Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

     2.22. Increased Amounts. Company may by written notice to Administrative Agent elect to either (A) increase the Revolving Credit Commitments (any such increase, "New Revolving Credit Commitments") and/or (B) establish a new term loan facility (the "New Term Loan Commitments"), by an amount not in excess of $1,000,000,000 in the aggregate and not less than $50,000,000 individually and integral multiples of $50,000,000 in excess of that amount. Each such notice shall specify (a) the date (each, an "Increased Amount Date") on which Company proposes that the New Revolving Credit Commitments or that the New Term Loan Commitments, as applicable, shall be effective and that revolving loans made pursuant to the New Revolving Credit Commitments (collectively, "New Revolving Loans") and/or Term Loans made pursuant to the New Term Loan Commitments (collectively, "New Term Loans") shall be made, as applicable, which shall be made not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (b) the identity of each Lender or other Person that meets the requirements of an Eligible Assignee (each, a "New Revolving Lender" or a "New Term Loan Lender", as applicable) to whom Company proposes any portion of such New Revolving Credit Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided any Lender approached by Company may elect or decline, in its sole discretion, to provide a New Revolving Credit Commitment or a New Term Loan Commitment. Any New Revolving Loans or New Term Loans made shall be deemed to be a separate series ("Series") of such New Revolving Loans or New Term Loans, as applicable, for all purposes of this Agreement.

     Each Series of New Revolving Loan Commitments or New Term Loan Commitments shall become effective and any Series of New Revolving Loans or New Term Loans shall be made, as applicable, as of such Increased Amount Date, provided:

     (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Series of New Revolving Loan Commitments or New Term Loan Commitments, as applicable;

     (2) both before and after giving effect to the making of such Series of New Revolving Loans or New Term Loans each of the conditions set forth in Section 3.2 shall be satisfied;

     (3) such Series of New Revolving Loan Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements, in each case in form and substance reasonably satisfactory to Administrative Agent, and executed and delivered to Company and Administrative Agent and recorded in the Register (each, a "Joinder Agreement"), each of which shall be subject to the requirements of Section 2.18(c);

     (4)  Company shall make any payments required pursuant to Section 2.16(c);

     (5) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction;

     (6) If the maturity date for any Series of New Revolving Loans or New Term Loans is after June 30, 2007, such maturity date will be accelerated to June 30, 2007 if the notice specified in Section 5.1(k)(ii) has not been received by the Administrative Agent prior to June 30, 2007;

     (7) The first aggregate $500,000,000 of all Series of New Revolving Credit Commitments and/or New Term Loans (the "First Increment") shall be available only if (i) Tranche A Term Loans equal to $387,500,000 have been made, (ii) the terms of each Series of the First Increment, as specified in the applicable Joinder Agreement or agreements, are not materially less favorable to Company than the terms of Tranche B Term Loan, (iii) no scheduled repayment or amortization of any Series of the First Increment occurs earlier than for Tranche A Term Loans, and (iv) the interest rate applicable for each Series of the First Increment is no greater than the interest rate for Tranche B Term Loans plus 0.25% per annum; and

     (8) The second aggregate $500,000,000 of such increased commitments (the "Second Increment") shall be available only if (i) the weighted average life of each Series of the Second Increment (which shall be a term facility) is longer than the weighted average life collectively of Tranche A Term Loan, Tranche B Term Loan and the Revolving Loans (not including any New Revolving Loans or New Term Loans), (ii) the terms of each Series of the Second Increment, as specified in the applicable Joinder Agreement or agreements, are not materially less favorable to Company than the terms of Tranche B Term Loan, (iii) the final maturity of each Series of the Second Increment is six months after the Tranche B Term Loan Maturity Date (subject to acceleration as specified in clause (6) above), and (iv) a corresponding dollar-for-dollar amount of the Revolving Loan (up to a maximum of $275,000,000) is converted to a Tranche A Term Loan, and the Revolving Credit Commitment is permanently reduced by such amount.

     On any Increased Amount Date on which any Series of New Revolving Loan Commitments of any Series are effected, subject to the satisfaction of the foregoing terms and conditions, (A) each of the Revolving Lenders shall assign to each of the New Revolving Lenders of such Series, and each of the New Revolving Lenders of such Series shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Revolving Lenders and New Revolving Lenders of such Series ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments of such Series and (B) each New Revolving Lender of such Series shall become a Lender hereunder with respect to the New Revolving Credit Commitment of such Series and all matters relating thereto.

     On any Increased Amount Date on which any Series of New Term Loan Commitments are effective subject to the satisfaction of the foregoing terms and conditions, (I) each New Lender of such Series shall make a New Term Loan of such Series to Company in an amount equal to its New Term Loan Commitment of such Series, (II) each New Term Loan of such Series shall be deemed for all purposes, a Term Loan, and (III) each New Term Loan Lender of such Series shall become a Lender hereunder with respect to the New Term Loan Commitments of such Series.

     The Administrative Agent shall notify the Lenders promptly upon receipt of

Company's notice of each Increased Amount Date and in respect thereof the New Revolving Credit Commitments of each Series and the New Revolving Lenders of such Series, or the New Term Commitments of such Series and the New Term Loan Lenders of such Series, as applicable, and, in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender's Revolving Loans subject to the assignments contemplated by this subsection. The terms and provisions of the New Revolving Credit Commitments of each Series and New Revolving Loans of such Series and the New Term Loan Commitments of each Series and New Term Loans of such Series shall be identical to the type of Commitment or Loans being increased except as otherwise specified in the applicable Joinder Agreement or Agreements, in accordance with the provisions specified in this
Section 2.22.


SECTION 3. CONDITIONS PRECEDENT

     3.1. Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

     (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

     (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

     (c) Organizational and Capital Structure. The organizational structure and the capital structure of Company and its Subsidiaries (including Unrestricted Subsidiaries, if any), shall be as set forth on Schedules 4.1 and 4.2.

     (d) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents (except as otherwise contemplated by Section 5.15) and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     (e) Personal Property Collateral. In order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected security interest in the personal property Collateral, Administrative Agent shall have received:

          (i) (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all certificated shares of Capital Stock pledged pursuant to the Pledge and Security Agreement (which shares shall not include more than 65% of all the Capital Stock of each of Company's or any of its Domestic Subsidiaries' first tier Foreign Subsidiaries or any shares of Capital Stock of any other Foreign Subsidiary) and (2) all instruments and promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Administrative Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement (all such Collateral specified in this clause
     (i) collectively, the "Pledged Securities");

          (ii) UCC financing statements, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (iii) all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any Intellectual Property Collateral, including UCC financing statements and documents to be recorded in the U.S. Patent and Trademark Office and like offices;

          (iv) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and

          (v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Syndication Agent and Administrative Agent.

     (f) Environmental Reports. Syndication Agent and Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities.

     (g) Financial Statements; Projections. Lenders shall have received from Company (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (iii) the projections dated January 21, 2000.

     (h) Evidence of Insurance. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to
Section 5.5 is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

     (i) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Willkie Farr & Gallagher, special New York counsel for Credit Parties, (ii) Davis Wright Tremaine LLP, special Washington counsel for Credit Parties, (iii) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special telecommunications and special counsel for Credit Parties with respect to Virginia law relating to perfection of security interests, (iv) Lionel, Sawyer & Collins, special Nevada counsel for Credit Parties and (v) Andy Quartner, Esq., special counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

     (j) Opinions of Counsel to Syndication Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

     (k) Fees. Company shall have paid to Syndication Agent, Administrative Agent and Co-Documentation Agents, the fees payable on the Closing Date referred to in Section

2.9(d).

     (l) Solvency Certificate. On the Closing Date, Syndication Agent, Administrative Agent and Lenders shall have received a Solvency Certificate from Company dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, and in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by the Credit Documents, Company and its Subsidiaries are and will be Solvent.

     (m) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

     (n) Closing Date Certificate. Company shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

     (o) Material Contracts. None of the Material Contracts previously supplied by Company to Joint Lead Arrangers shall have been amended, modified, supplemented, or any of the terms waived thereunder, and each such contract shall be in full force and effect and no defaults shall exist under any such contract, in each case without the consent of Joint Lead Arrangers.

     3.2. Conditions to Each Credit Extension. (a) Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions precedent:

          (i) Administrative Agent shall have received a fully executed and delivered Funding Notice, together with such documentation as Administrative Agent shall reasonably require to confirm that a valid and perfected Lien on all Telecommunications Assets, if any, constructed, acquired or improved with such Loan proceeds shall exist on such Credit Date or on such date that such Telecommunications Assets are constructed, acquired or improved with such Loan proceeds;

          (ii) after making the Credit Extensions requested on such Credit Date, the total Revolving Loans outstanding shall not exceed the Revolving Credit Commitments then in effect;

          (iii) after making the Tranche A Term Loans, if any, requested on such

     Credit Date, the total Tranche A Term Loans outstanding shall not exceed the Tranche A Term Loan Commitments then in effect;

          (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (v) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

     (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or, continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

     4.1. Organization; Requisite Power and Authority; Qualification. Each of Company and its Subsidiaries (i) is validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 as of the Closing Date, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is qualified to do business and (to the extent applicable) in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2. Capital Stock and Ownership. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.

Except as expressly provided on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by any of Company's Subsidiaries of any additional membership interests or other Capital Stock of any of Company's Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any of Company's Subsidiaries.
Schedule 4.2 correctly sets forth the ownership interest of Company and each of its Subsidiaries (including Unrestricted Subsidiaries) in their respective Subsidiaries (including Unrestricted Subsidiaries) as of the Closing Date.

     4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents (except as otherwise contemplated by Section 5.15) do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) breach or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent, on behalf of Lenders); or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, which, in either case, has not been obtained.

     4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents (except as otherwise contemplated by Section 5.15) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent, as of the Closing Date.

     4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

     4.8. Projections. On and as of the Closing Date, the Projections of Company and its Subsidiaries delivered pursuant to Section 3.1(g)(iii) (the "Projections") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

     4.9. No Material Adverse Change. Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. No Restricted Junior Payments. Since December 31, 1998, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed or caused to be filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid or caused to be paid when due and payable, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.13. Properties.

     (a) Title. Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business, as described in Schedule 4.13 or as otherwise permitted under Section 6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Material Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Material Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.13 as of the Closing Date, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.14. Collateral.

     (a) Attachment and Perfection. The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Section 3.1(e), are effective to create in favor of Administrative Agent, on behalf of Lenders, as security for the respective Obligations, a valid and perfected Lien on all of the Collateral (and First Priority Lien on the Pledged Securities), including, without limitation, a valid and perfected Lien on all Telecommunications Assets constructed, acquired or improved with Loan proceeds, and all filings and other actions necessary or desirable to perfect and maintain the perfection, and First Priority status of such Liens, as applicable, have been duly made or taken and remain in full force and effect, other than (i) the filing of any UCC financing statements and other documents delivered to Administrative Agent for filing or recording (but not yet filed or recorded), (ii) the actions required under federal law to register and record interests in intellectual property and (iii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

     (b) Governmental Approvals, Etc.. Except as otherwise contemplated by
Section 5.15, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (A) for filings or recordings contemplated by Section 3.1(e), (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of Securities and
(C) applicable state and federal regulatory consents relating to transfers of securities or assets of regulated entities in connection with the exercise of remedies by Administrative Agent or any Lenders.

     (c) Filings. Except with respect to any Permitted Lien and such as may have been filed in favor of Administrative Agent as contemplated by Section 3.1(e), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     (d) Disclosure. All information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.15. Environmental Matters. Neither Company nor any of its Subsidiaries nor any of their respective Facilities currently owned, or to the best knowledge of Company and its Subsidiaries, formerly owned, or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law. There are, and to the knowledge of each of Company and its Subsidiaries, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law of past or present treatment of Hazardous Materials at any Facility, and none of the operations of Company or any of its Subsidiaries involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except in the ordinary course of business and in compliance with law.

Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.16. No Defaults. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.17. Material Contracts. Schedule 4.17 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect to the extent not terminated in accordance with their respective terms, and no defaults exist thereunder as of the Closing Date.

     4.18. Governmental Regulation. Neither Company nor any of its Subsidiaries (except for those listed on Schedule 1.1 hereto) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.19. Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock and the making of the Loans does not and will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System .

     4.20. Employee Matters. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company and its Subsidiaries, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of Company and its Subsidiaries, threatened against any of them that could reasonably be expected to result in a Material Adverse Effect, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Company and its Subsidiaries, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company and its Subsidiaries, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.21. Employee Benefit Plans. Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Company Employee Benefit Plan, and have performed all their obligations under each such Company Employee Benefit Plan, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. Each Company Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Company Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates, except where such liability could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur, except where it is not reasonably likely to result in a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, and except where the liabilities for such benefits are not reasonably likely to result in a Material Adverse Effect, no Company Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Subsidiaries. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000. Company and each of its Subsidiaries have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

     4.22. Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     4.23. Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.24. Year 2000 Issues. Each system of Company and its Subsidiaries, including, without limitation, software, hardware, databases or embedded control systems, that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible assets or property of Company or any of its Subsidiaries, whether used by Company or any of its Subsidiaries individually or forming part of the procedure or services sold or furnished to others (collectively, a "System"), (a) has been modified to the extent necessary to enable it to operate from and after January 1, 2000, without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of data functionalities and (b) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) and (b) are referred to herein as "Year 2000 Compliant") except, in either case, as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither Company nor any of its Subsidiaries has received notice, or otherwise based on third party information available to Company or any of its Subsidiaries, has any reason to believe, that any System receives data from or communicates with any component or system external to itself (whether or not such component or system is the Company's or any of its Subsidiaries') that is not itself expected to be Year 2000 Compliant prior to December 31, 1999. Neither Company nor any Subsidiary has any reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant and Company and its Subsidiaries have requested and received assurances from each third party whose systems failure would reasonably be expected to have a Material Adverse Effect that such systems are Year 2000 Compliant.

     4.25. Compliance with Statutes, etc. Each of Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Material Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.26. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby, at the time furnished to the Lenders, contained any untrue statement of a material fact or omitted to state a material fact (known to Company or any of its Subsidiaries, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company or any of its Subsidiaries to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company or its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     4.27. PUC Condition. On and as of the Closing Date, Subsidiaries whose assets represent 75% or more of the total assets of Company and its Subsidiaries, measured as at December 31, 1999, are both Guarantors hereunder and Grantors under the Pledge and Security Agreement.

SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. Financial Statements and Other Reports. Company will deliver to Administrative Agent and Lenders:

     (a) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification;

     (b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification;
(ii) with respect to such consolidated financial statements a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof and (iii) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement;

     (c) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

     (d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to
Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

     (e) Notice of Default. Promptly upon any officer of Company or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company or any of its Subsidiaries with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

     (f) Notice of Litigation. Promptly upon any officer of Company or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company or any of its Subsidiaries to enable Lenders and their counsel to evaluate such matters;

     (g) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or, to the knowledge of Company and its Subsidiaries, any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its Subsidiaries with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or, to the knowledge of Company and its Subsidiaries, any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and (3) copies of such other documents or governmental reports or filings relating to any Company Employee Benefit Plan as Administrative Agent shall reasonably request;

     (h) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in detail reasonably satisfactory to Administrative Agent listing all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

     (i) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Company or any of its Subsidiaries;

     (j) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days after (i) any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered, to Administrative Agent (to the extent (1) such information is not disclosed or incorporated by reference in any filing with the Securities and Exchange Commission and (2) such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(j)), and an explanation of any actions being taken with respect thereto;

     (k) Refinancing. Promptly upon the occurrence thereof, notice that the (i) 12-1/2% Notes have been refinanced and (ii) 9-5/8% Notes have been refinanced, in each case specifying in reasonable detail the terms of such refinancing together with copies of all documentation related to such refinancing;

     (l) Other Information. Promptly upon their becoming available, copies of
(i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries, and (iv) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

     5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, license or permit if Company's or such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Person, and that the loss thereof is not disadvantageous in any material respect to Company or such Person or to Lenders.

     5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except for such non-compliance that could not reasonably be expected to result in a Material Adverse Effect, and provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

     5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of its material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries and all Unrestricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, except for such non-compliance that could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least thirty
(30) days' prior written notice to Administrative Agent of any modification or cancellation of such policy.

     5.6. Inspections; Lenders Meetings. Each Credit Party will, and will cause each of its Subsidiaries and all Unrestricted Subsidiaries, to permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries and all Unrestricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Company and its Subsidiaries will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and

Administrative Agent.

     5.7. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and Unrestricted Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8. Environmental.

          (a) Environmental Disclosure. Company will deliver to Administrative
     Agent:

          (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or any Unrestricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility or with respect to any Environmental Claims that could reasonably, individually or in the aggregate, be expected to result in a Material Adverse Effect;

          (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company's or any of its Subsidiaries' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any currently owned Facility that could reasonably be expected to have a Material Adverse Effect;

          (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries or any Unrestricted Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries or any Unrestricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

          (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries or any Unrestricted Subsidiaries that, based on then-available information and to the knowledge of Company or its Subsidiaries, could reasonably be expected to
     (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Subsidiaries or any Unrestricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries or any Unrestricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries or any Unrestricted Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

          (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

     (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries and Unrestricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(e) and 3.1(i); provided that the actions specified in the foregoing clauses (a) and (b) of this sentence shall not be required for (1) those Subsidiaries where Company has acquired less than 100%, but more than 80% of, the Capital Stock of such Subsidiary, until such time as any such Subsidiary becomes a wholly-owned Subsidiary of Company or (2) any Person that becomes a Domestic Subsidiary of Company after the date hereof if and to the extent and for so long as such Person's Guaranty of the Obligations or grant of Liens under the Pledge and Security Agreement would violate applicable law or constitute a default under the terms of any Acquired Debt of such Person or would obligate it pursuant to the terms of such Acquired Debt to guarantee or secure any Indebtedness other than the Loans, unless Administrative Agent requests and otherwise consents to the issuance of a guarantee or the granting of Liens in respect of such Indebtedness, it being understood that the actions specified in the foregoing clauses (a) and (b) of this sentence will be taken at the earliest time and to the full extent they do not violate applicable law or constitute a default under such Acquired Debt or obligate it to guarantee or secure such other Indebtedness. In the event that any Person becomes a first tier Unrestricted Subsidiary, Company shall promptly, subject to applicable law, (a) pledge all certificated shares of Capital Stock of such Unrestricted Subsidiary pursuant to the Pledge and Security Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(e). In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, subject to applicable law, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and take all of the actions referred to in Section 3.1(e) necessary to grant and to perfect a Lien in favor of Administrative Agent, for the benefit of Lenders, under the Pledge and Security Agreement in such ownership interests; provided that no more than 65% of the Capital Stock of such Foreign Subsidiary shall be subject to the provisions of this Section 5.9 and provided further that such Foreign Subsidiary shall be a first tier Foreign Subsidiary of Company or a Domestic Subsidiary. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person
(i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

     5.10. Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Administrative Agent, for the benefit of Lenders, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or with such Real Estate Asset becoming a Material Real Estate Asset, shall, except as stated in the proviso below, deliver the following to Administrative Agent and Lenders:

          (i) fully executed and notarized mortgages, deeds of trust or similar agreements (each, a "Mortgage") in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset to secure the Obligations on terms consistent with those set forth in the Pledge and Security Agreement;

          (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) in each state in which such mortgaged property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii) in the case of a Leasehold Property, (1) to the extent reasonably obtainable without material cost, a Landlord Waiver and Consent Agreement and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to such Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the mortgage date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent;

          (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Administrative Agent; and

          (vi) ALTA surveys of all Mortgaged Properties which are not Leasehold Properties, certified to Administrative Agent and dated not more than thirty (30) days prior to the mortgage date;

provided that, the actions specified in this Section 5.10 shall not be required for any Material Real Estate Asset (1) owned by a Subsidiary not required to deliver a Guarantee or security interests pursuant to Section 5.9 and (2) for so long as and to the extent that the granting of Liens thereon would violate applicable law or constitute a default under the terms of any Acquired Debt of such Person or would obligate it pursuant to the terms of such Acquired Debt to guarantee or secure any Indebtedness other than the Loans, unless Administrative Agent requests and otherwise consents to the issuance of a guarantee or the granting of Liens in respect of such Indebtedness, it being understood that the actions specified in this Section 5.10 will be taken at the earliest time and to the full extent they do not violate applicable law or constitute a default under such Acquired Debt or obligate it to guarantee or secure any other such Indebtedness.

     5.11. Year 2000 Issues. Company shall through December 31, 2000 periodically report to Administrative Agent, in such form as Administrative Agent may reasonably request, and Administrative Agent shall promptly forward each such report to each Lender, on the progress of the Company and its Subsidiaries in being Year 2000 Compliant; the budget for, and actual financial performance with respect to, being Year 2000 Compliant; the assessment of Company, any senior manager of Company or any Subsidiary, of the adequacy of being Year 2000 Compliant or the related implementation budget; the implementation of being Year 2000 Compliant, the related financial performance, and the conformity of actual performance with related implementation budgets.

     5.12. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party (except as otherwise contemplated by Section 5.15) shall take such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, control agreements, acknowledgments of pledge, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied and are secured as provided in, and subject to limitations contained in, the Credit Documents.

     5.13. Maintenance of Corporate Separateness. Each Credit Party will, and will cause each of its Subsidiaries and all Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Company nor any of its Subsidiaries and no Unrestricted Subsidiary shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Company or any of its Subsidiaries or any Unrestricted Subsidiary being ignored, or in the assets and liabilities of Company or any of its Subsidiaries or any Unrestricted Subsidiary being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

     5.14. Interest Rate Protection. No later than ninety (90 ) days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than three years and otherwise in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate total Indebtedness of Company outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months).

     5.15. Certain Post-Closing Matters. (a) Within 30 days after the Closing Date, Company shall use commercially reasonable efforts to obtain from each Person identified on Schedule 5.15 consents in favor of Administrative Agent, for the benefit of Lenders, in the form of Exhibit K originally executed and delivered with respect to each of the agreements listed on Schedule 5.15.

     (b) Within 30 days after the Closing Date, Company shall have applied for all regulatory approvals which are necessary, appropriate or advisable, including, without limitation, application to each relevant state commission with jurisdiction over telecommunications matters, to (i) enable Subsidiaries of Company which are not, as of the Closing Date, Guarantors hereunder to become Guarantors hereunder and (ii) enable Subsidiaries of Company which are not, as of the Closing Date, Grantors under the Pledge and Security Agreement, to become Grantors thereunder. Company shall deliver to Administrative Agent as soon as reasonably practicable notice of the final determination of such application. Company will use all commercially reasonable efforts to obtain all of such approvals as promptly as practicable. If any such application is not approved, Company will after consultation with and at the request of Administrative Agent take all such further actions as may be reasonably requested to appeal such decision.

     (c) With respect to any Subsidiary for which such action as specified in the foregoing clause (b) is required, within 10 days after Company receives the necessary approval to enable such Subsidiary to (i) be a Guarantor hereunder and/or (ii) become a Grantor under the Pledge and Security Agreement, such Subsidiary will (1) in the case of clause (i) execute a Counterpart Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b) and 3.1(i), and (2) in the case of clause
(ii), execute a Pledge Supplement substantially in the form of Exhibit A to the Pledge and Security Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(e) and 3.1(i).

     (d) Promptly upon the completion of the acquisition of all interests in LHP, L.L.C. not owned by Company as of the Closing Date, Company will deliver all documents reasonably requested by Administrative Agent relating thereto, including an operating agreement for such Person and for INTERNEXT L.L.C., and certificates representing membership interests in such Persons, substantially in the form otherwise delivered on the Closing Date pursuant to Section 3.1(b).

SECTION 6. NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

     (a) the Obligations;

     (b) Indebtedness of Company to any Guarantor, or of any Qualified Subsidiary or Guarantor to Company or any Guarantor or any other Qualified Subsidiary, or other Indebtedness to the extent constituting or resulting from Investments permitted pursuant to Section 6.5(b); provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be held at all times by Company or such applicable Guarantor or Qualified Subsidiary, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to

Administrative Agent, and (iii) any payment by any such Guarantor under any Guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

     (c) Permitted Indebtedness;

     (d) Indebtedness incurred by Company or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries pursuant to such agreements, in connection with the Concentric Transactions, Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

     (e) Indebtedness of Company or any Subsidiary which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business or letters of credit securing the performance of Company or any of its Subsidiaries pursuant to such agreements, in connection with the Concentric Transactions, Permitted Acquisitions or dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries, in each case as otherwise permitted hereunder;

     (f) Indebtedness of Company or any Subsidiary in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

     (g) guaranties by Company or any Subsidiary in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

     (h) Indebtedness of Company outstanding under the Existing Indentures and refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such refinanced or extended Indebtedness shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being refinanced or extended (other than Company), (B) exceed in a principal amount the Indebtedness being refinanced or extended plus the costs of refinancing (including consent fees), accrued interest and premiums or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

     (i) Indebtedness of Company or any Subsidiary described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and
(ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced (other than Company), (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus the costs of refinancing (including consent fees), accrued interest and premiums or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

     (j) Indebtedness of Company or any Subsidiary with respect to Capital Leases in an aggregate amount not to exceed at any time $25,000,000;

     (k) Permitted Equipment Financings, provided that a Permitted Equipment Financing on behalf of a Subsidiary shall not be deemed to give rise to an Investment under Section 6.5;

     (l) letters of credit securing Leasehold Property and corporate guarantees of Leasehold Property;

     (m) Acquired Debt, but not any extensions, renewals or replacement of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date such Indebtedness becomes Acquired Debt and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall (1) be renewed, extended or refinanced only by Company and
(2) not (A) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus the costs of refinancing (including consent fees), accrued interest and premiums or (B) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and provided further that the payment of any such Acquired Debt in connection with any extensions, renewals or replacement or refinancing thereof by Company shall not be deemed to give rise to an Investment under Section 6.5;

     (n) Hedge Agreements; and

     (o) other Indebtedness of Company or any of Guarantors in an aggregate amount not to exceed at any time $10,000,000 outstanding.

     6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

     (a) Liens in favor of Administrative Agent for the benefit of Lenders and Lender Counterparties, in each case granted pursuant to any Credit Document;

     (b) Liens for Taxes, or claims the payment of which is not, at the time, required thereby;

     (c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof or Liens to secure letters of credit given in lieu thereof;

     (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

     (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

     (g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

     (h) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

     (i) Liens arising from filing precautionary UCC financing statements relating solely to operating leases entered into in the ordinary course of business;

     (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

     (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

     (m) Liens described in Schedule 6.2;

     (n) Liens securing Indebtedness permitted pursuant to Section 6.1(j) or
(k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

     (o) Liens existing on any property or assets acquired pursuant to a Permitted Acquisition prior to the acquisition thereof by Company or any of its Subsidiaries or existing on any property or asset of any Person that merges with or into or consolidates with Company or any of its Subsidiaries or becomes a Subsidiary (other than by RS Designation) of Company after the date hereof prior to such merger or consolidation or the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger, consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to (x) in the case of a Lien existing on any property or assets acquired pursuant to a Permitted Acquisition prior to the acquisition thereto, any other or different property or assets of Company or any of its Subsidiaries (other than products of, accessions to and proceeds of the property originally subject thereto and, if required by the terms thereof, after-acquired property of the same type and owner) and (y) in the case of a Lien existing on any property or asset of any Person that merges with or into or consolidates with Company or any Subsidiary or becomes a Subsidiary (other than by RS Designation) of Company after the date hereof prior to such merger or consolidation or the time such Person becomes a Subsidiary, any property or assets of any other Person other than Company or such Subsidiary, as the case may be, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the costs of refinancing (including consent fees), accrued interest and premiums; and

     (p) other Liens on assets securing Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding.

     6.3. Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien (on terms consistent with the terms contained in the Pledge and Security Agreement) equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

     6.4. Restricted Payments; Restrictions on Subsidiary Distributions.

     (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:

          (i) Company may (w) make payments of principal and interest in respect of, in accordance with the terms of, and only to the extent required by, any Indebtedness (other than the Loans) subject to the subordination provisions, if any, contained in the indenture or other agreement pursuant to which such Indebtedness was issued; (x) defease or repay and retire any Indebtedness in connection with a refinancing of such Indebtedness on terms otherwise permitted hereby, (y) so long as no Default or Event of Default shall have occurred and be continuing, make regularly scheduled dividend payments (1) on Preferred Stock issued or contracted to be issued prior to the Closing Date and on Acquired Preferred Stock of Company and (2) on all other Preferred Stock not to exceed 6% per annum in connection with any such series of Preferred Stock and (z) so long as no Default or Event of Default shall have occurred and be continuing, (1) make payments required pursuant to any "change of control" put contained in any Acquired Preferred Stock resulting from the transaction pursuant to which such Acquired Preferred Stock became an obligation of Company or any of its Subsidiaries and (2) issue any Indebtedness issuable upon the exchange of any Acquired Preferred Stock or Acquired Debt in accordance with the terms thereof;

          (ii) Subsidiaries may (v) make Restricted Junior Payments to their parent entities, including Company, (w) make payments of principal and interest in respect of, in accordance with the terms of, and only to the extent required by, any Indebtedness permitted hereunder, (x) defease or repay or retire any Indebtedness in connection with a refinancing of such Indebtedness on terms otherwise permitted hereunder, (y) so long as no Default or Event of Default shall have occurred and be continuing, make regularly scheduled dividend payments on Acquired Preferred Stock of such Subsidiary and (z) so long as no Default or Event of Default shall have occurred and be continuing, (1) make payments required pursuant to any "change of control" put contained in any Acquired Preferred Stock resulting from the transaction pursuant to which such Acquired Preferred Stock became an obligation of Company or any of its Subsidiaries and (2) issue any Indebtedness issuable upon the exchange of any Acquired Preferred Stock or Acquired

     Debt in accordance with the terms thereof.

     (b) Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (1) in agreements evidencing or securing Indebtedness of Subsidiaries permitted hereunder, (2) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (3) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

     6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

     (a) Cash Equivalents, other investments made pursuant to Company's "Investment Policy", as specified on Schedule 6.5(a), and Acquired Investments;

     (b) (i) equity Investments owned as of the Closing Date in any Subsidiary or Unrestricted Subsidiary, (ii) Investments made after the Closing Date in Guarantors or Qualified Subsidiaries, (iii) Investments in an aggregate amount not to exceed $150,000,000 per annum or $500,000,000 since the Closing Date in Subsidiaries that are not Qualified Subsidiaries or Guarantors, provided that such $150,000,000 and $500,000,000 dollar limits shall each be increased on a cumulative basis until expended by (A) the net proceeds of any equity Additional Capital issuances by Company not used for the Concentric Transactions or Permitted Acquisitions or pursuant to Section 6.5(i), (B) the net cash proceeds plus the fair market value of any Telecommunications Assets received by Company from the sale or other disposition of any previously held Investments made pursuant to this subsection (b)(iii) or of a type described in this subsection
(b)(iii) and existing on the Closing Date, (C) the amount of cash dividends representing a return of capital received by Company from Investments made pursuant to this subsection (b)(iii) or of a type described in this subsection
(b)(iii) and existing on the Closing Date, (D) for all Investments made pursuant to this subsection (b)(iii) or of a type described in this subsection (b)(iii) and existing on the Closing Date in the form of loans, the principal amount of any such loan permanently repaid to Company in cash and (E) any amounts received or deemed received by Company under Section 6.15(b) in connection with an RS Designation; provided further that calculations for all increases claimed by Company pursuant to the foregoing clauses (A), (B), (C), (D), and (E) shall be shown in reasonable detail on the Compliance Certificate delivered during the relevant period when any such increase became effective or available and (iv) Investments in

Persons that are not Qualified Subsidiaries or Guarantors but become a Qualified Subsidiary or a Guarantor substantially simultaneously with the making of such Investment;

     (c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries and (iii) in the form of non-cash consideration received in connection with an Asset Sale to the extent permitted by Section 6.8(c);

     (d) intercompany loans to the extent permitted under Section 6.1(b);

     (e) Capital Expenditures;

     (f) Hedge Agreements;

     (g) loans and advances to employees of Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 in the aggregate;

     (h) the Concentric Transactions and Permitted Acquisitions;

     (i) cash Investments in Joint Ventures, Unrestricted Subsidiaries (including the designation of any Subsidiary as an Unrestricted Subsidiary) and minority interests in other entities (collectively, "Other Permitted Investments") in an aggregate amount not to exceed $150,000,000 per annum or $500,000,000 since the Closing Date, provided that such $150,000,000 and $500,000,000 dollar limits shall each be increased on a cumulative basis until expended by (A) the net proceeds of any equity Additional Capital issuances by Company not used for the Concentric Transactions or Permitted Acquisitions or pursuant to Section 6.5(b)(iii), (B) the net cash proceeds plus the fair market value of any Telecommunications Assets received by Company from the sale or other disposition of any previously held Other Permitted Investments made pursuant to this subsection (i) or of a type described in this subsection (i) and existing on the Closing Date, (C) the amount of cash dividends representing a return of capital received by Company from Other Permitted Investments made pursuant to this subsection (i) or of a type described in this subsection (i) and existing on the Closing Date, (D) for all Other Permitted Investments made pursuant to this subsection (i) or of a type described in this subsection (i) and existing on the Closing Date in the form of loans, the principal amount of any such loan permanently repaid to Company in cash and (E) any amounts received or deemed received by Company under Section 6.15(b) in connection with an RS Designation; provided further that an additional $150,000,000 of cash investments in the aggregate in Concentric since the Closing Date shall be permitted; provided finally that calculations for all increases claimed by Company pursuant to the foregoing clauses (A), (B), (C), (D), and (E), and cash investments in Concentric, shall be shown in reasonable detail on the Compliance Certificate delivered during the relevant period when any such increase became effective or available;

     (j) Investments described in Schedule 6.5(j); and

     (k) other Investments in an aggregate amount not to exceed at any time $10,000,000.

     6.6. Stage 1 Financial Covenants. During Stage 1:

     (a) Minimum Revenues.

     (1) If the Concentric Transactions are not consummated, or if the Concentric Transactions are consummated and Concentric is designated an Unrestricted Subsidiary, Company shall not permit Revenues for any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2000, to be less than the correlative amount indicated (in each case as may be adjusted pursuant to Section 6.6(g)):


     Fiscal Quarter             Minimum Quarterly
                                    Revenues
                                  (in millions)
         1Q2000                      $80.0
         2Q2000                      $90.0
         3Q2000                      $110.0
         4Q2000                      $130.0
         1Q2001                      $155.0
         2Q2001                      $185.0
         3Q2001                      $220.0
         4Q2001                      $260.0
         1Q2002                      $300.0
         2Q2002                      $350.0
         3Q2002                      $400.0
         4Q2002                      $475.0
         1Q2003                      $525.0


     (2) If the Concentric Transactions are consummated and Concentric is not designated an Unrestricted Subsidiary, Company shall not permit Revenues for any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2000, to be less than the correlative amount indicated (in each case as may be adjusted pursuant to Section 6.6(g)):


     Fiscal Quarter             Minimum Quarterly
                                    Revenues
                                  (in millions)
         1Q2000                      $80.0
         2Q2000                      $90.0


         3Q2000                      $170.0
         4Q2000                      $195.0
         1Q2001                      $225.0
         2Q2001                      $275.0
         3Q2001                      $325.0
         4Q2001                      $375.0
         1Q2002                      $400.0
         2Q2002                      $450.0
         3Q2002                      $525.0
         4Q2002                      $600.0
         1Q2003                      $675.0


     (b) Minimum Access Lines. Company shall not permit access lines in service as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2000, to be less than the correlative amount indicated (in each case including all access lines of Telecommunications Nevada and of any other Affiliate of Company agreed to by Joint Lead Arrangers, and further as may be adjusted pursuant to Section 6.6(g)):


     Fiscal Quarter             Minimum Access Lines
         1Q2000                         390,000
         2Q2000                         450,000
         3Q2000                         550,000
         4Q2000                         625,000
         1Q2001                         725,000
         2Q2001                         825,000
         3Q2001                         950,000
         4Q2001                       1,075,000
         1Q2002                       1,200,000
         2Q2002                       1,325,000
         3Q2002                       1,450,000
         4Q2002                       1,550,000
         1Q2003                       1,700,000


     (c) Senior Secured Debt to Total Capitalization. Company shall not permit the ratio of Senior Secured Debt to Total Capitalization as of the last day of any Fiscal Quarter to exceed 30%.

     (d) Total Net Debt to Total Capitalization. Company shall not permit the ratio of Total Net Debt to Total Capitalization (less unrestricted Cash and Cash Equivalents held by Company and its Subsidiaries in excess of $100,000,000) as of the last day of any Fiscal Quarter to exceed 75%.

     (e) Senior Secured Debt to Gross PP&E. Company shall not permit the ratio of Senior Secured Debt to Gross PP&E as of the last day of any Fiscal Quarter to exceed 50%.

     (f) Senior Secured Debt to Annualized Adjusted EBITDA. Company shall not permit the ratio of Senior Secured Debt to Annualized Adjusted EBITDA (which for purposes of this Section 6.6(f) includes the Adjusted EBITDA of Telecommunications Nevada and of any other Affiliate of Company agreed to by Joint Lead Arrangers), as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001, to exceed the correlative amount indicated:


           Fiscal Quarter                            Ratio
               4Q2001                                12.5x
               1Q2002                                10.0x
           2Q2002 - 3Q2002                            7.5x
           4Q2002 - 1Q2003                            6.5x


     (g) Certain Calculations. (i) For purposes of determining compliance with the financial covenants set forth in Section 6.6(a) and (b), the minimum Revenues and "access lines" specified in such Sections shall be increased for any period in which a Subject Acquisition has occurred and each succeeding period thereafter by 100% of the Revenues and "access lines" (if any) of the entity or assets being acquired for the then most recently completed Fiscal Quarter prior to the date of such acquisition using the historical financial statements of such entity and the consolidated financial statements of Company and its Subsidiaries shall be reformulated as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

     (ii) For purposes of determining compliance with the financial covenants set forth in Section 6.6(a) and (b), the minimum Revenues and "access lines" specified in such Sections shall be decreased for any period in which a Subject Asset Sale has occurred and each succeeding period thereafter by 100% of the Revenues and "access lines" (if any) of the entity or assets being sold for the then most recently completed Fiscal Quarter prior to the date of such sale and the consolidated financial statements of Company and its Subsidiaries shall be reformulated as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

     6.7. Stage 2 Financial Covenants. During Stage 2:

     (a) Senior Secured Debt to Annualized Consolidated EBITDA. Company shall not permit the ratio of Senior Secured Debt to Annualized Consolidated EBITDA as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2003, to exceed the correlative amount indicated:


                                Fiscal Quarter                Ratio
                                    2Q2003                     4.0x


                                    3Q2003                     3.5x
                             4Q2003 and thereafter             3.0x


     (b) Consolidated Total Debt to Annualized Consolidated EBITDA. Company shall not permit the ratio of Consolidated Total Debt to Annualized Consolidated EBITDA as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2003, to exceed the correlative amount indicated:


                                 Fiscal Quarter               Ratio
                                    2Q2003                    12.5x
                                    3Q2003                    11.0x
                                    4Q2003                     9.0x
                                    1Q2004                     7.5x
                                    2Q2004                     6.5x
                                    3Q2004                     5.5x
                                    4Q2004                     5.0x
                                    1Q2005                     4.5x
                              2Q2005 and thereafter            4.0x


     (c) Consolidated EBITDA to Consolidated Cash Interest Expense. Company shall not permit the ratio of Consolidated EBITDA for any four consecutive Fiscal Quarters ending during the periods indicated below, to Consolidated Cash Interest Expense for such four consecutive Fiscal Quarters to be less than the correlative amount indicated; provided that in connection with any RS Designation, Consolidated Cash Interest Expense of the subject Unrestricted Subsidiary for purposes of this clause (c) shall be equal to its Consolidated Cash Interest Expense for the most recently completed Fiscal Quarter multiplied by four:


                                Fiscal Quarter                Ratio
                                3Q2003 -1Q2004                 1.0x
                                2Q2004 - 3Q2004                1.5x
                             4Q2004 and thereafter             2.0x


     (d) Annualized Consolidated EBITDA to Pro Forma Consolidated Debt Service. Company shall not permit the ratio of Annualized Consolidated EBITDA as of the last day of any Fiscal Quarter ending during the periods indicated below, to Pro Forma Consolidated Debt Service for the four consecutive Fiscal Quarters commencing as of such last date to be less than the correlative amount indicated:


                                Fiscal Quarter                Ratio
                                3Q2003 - 4Q2003                1.0x
                             1Q2004 and thereafter            1.25x


     6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit, any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of real property, inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

     (a) any Subsidiary of Company may be merged with or into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger, Company or such Guarantor, as applicable shall be the continuing or surviving Person;

     (b) sales or other dispositions of assets that do not constitute Asset
Sales;

     (c) Asset Sales, the Net Asset Sale Proceeds of which shall be applied as required by Section 2.12(a);

     (d) disposals of obsolete, worn out or surplus property;

     (e) the Concentric Transactions and Permitted Acquisitions, provided that if Company is not the surviving corporation as a result of the Concentric Transactions, the surviving corporation shall expressly assume, pursuant to documentation satisfactory to Joint Lead Arrangers, all of Company's Obligations hereunder and under the other Credit Documents, and shall take such further actions as Administrative Agent may reasonably request to ensure that the Obligations are guarantied and are secured as provided in, and subject to the limitations contained in, the Credit Documents;

     (f) Investments made in accordance with Section 6.5;

     (g) entering into "Irrevocable Right of Use" agreements and capacity agreements with other Persons by, and leases or subleases to or from other Persons of assets by, Company or any of its Subsidiaries in the ordinary course of business; and

     (h) licenses to or from other Persons of Intellectual Property by Company or any Subsidiary thereof in the ordinary course of business.

     6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.8, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

     6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

     6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder (or any Person that has the right to become such a holder by reason of any warrants, options, exchange or conversion rights) of 5% or more of any class of Capital Stock of Company or any of its Subsidiaries having ordinary voting power for the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company, any Qualified Subsidiary or any Guarantor or between any thereof; (b) reasonable and customary compensation paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries and (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business.

     6.12. Conduct of Business; Holding Company Status.

     (a) From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the Telecommunications Business and (ii) such other lines of business as may be consented to by Requisite Lenders.

     (b) Company will not engage in any business activities or own any assets or properties other than (i) businesses conducted or assets or properties owned as of the Closing Date, (ii) businesses, assets and properties owned that are reasonably related to or are reasonable extensions of the foregoing, (iii) businesses conducted and assets and properties owned by Persons at the time such Persons are merged into or consolidated with Company in connection with the Concentric Transactions and Permitted Acquisitions or other transactions consented to by the Requisite Lenders, provided that in connection with any transactions described in this clause (iii), Company will use commercially reasonable efforts to contribute any assets acquired in a Permitted Acquisition or such other transaction consented to by the Requisite Lenders to a Subsidiary of Company as promptly as may reasonably be accomplished without incurring adverse tax consequences, violating applicable law or the terms of any agreement or otherwise adversely affecting the economic benefits of such transactions

     (c) Each LMDS License and all related authorizations and certifications will be held by one or more Subsidiaries whose only business shall be the holding of such property (and/or of other LMDS Licenses and related authorizations and certifications) and otherwise as incident to its holding of such property.

     6.13. Amendments or Waivers of Existing Indentures/Permitted Indebtedness. No Credit Party shall nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Existing Indentures or any Permitted Indebtedness, or make any payment in connection with an amendment thereof or change thereto, if the effect of any such amendment or change is to increase the interest rate payable under any Existing Indenture or any Permitted Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption , prepayment or defeasance provisions thereof (other than any changes to the defeasance provisions which are not adverse in any manner to the Lenders), change the subordination provisions of such Permitted Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Permitted Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders. For the avoidance of doubt, the foregoing shall not be deemed to prohibit the amendment of the terms of the Concentric Senior Notes and the Concentric Exchange Notes and the related indentures so long as such obligations would qualify as Permitted Indebtedness (determined without regard to maturity) if then issued by Company.

     6.14. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31, or change its Fiscal Quarter-ends from March 31, June 30, September 30 and December 31.

     6.15. Designation of Unrestricted Subsidiaries; RS Designations.

     (a) Company may designate a Subsidiary as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:

          (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) after giving effect to such Designation, Company would be in compliance with each of the covenants set forth in Section 6.6 or 6.7, as applicable, calculated on a pro forma basis as if such Designation had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended;

          (iii) no Designation shall be made for any Subsidiary (other than Concentric) whose assets, rights or franchises are material to the conduct of the business of Company and its Subsidiaries (including Unrestricted Subsidiaries), taken as a whole; and

          (iv) Company has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of an Authorized Officer of Company stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with
     Section 6.6 or 6.7, as applicable, in accordance with clause (ii) above.

     (b) Company may designate any Unrestricted Subsidiary as a Subsidiary under this Agreement (an "RS Designation") only if:

          (i) such Subsidiary is predominantly engaged in the Telecommunications Business;

          (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such RS Designation;

          (iii) after giving effect to such RS Designation, Company would be in compliance with each of the covenants set forth in Section 6.6 or 6.7, as applicable, calculated on a pro forma basis as if such RS Designation had occurred immediately prior to the first day of the relevant period specified in such Section, as applicable;

          (iv) Company has delivered to the Administrative Agent (x) written notice of such RS Designation and (y) a certificate, dated the effective date of such RS Designation, of an Authorized Officer of Company stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with
     Section 6.6 or 6.7, as applicable, in accordance with clause (iii) above;
     and

          (v) all Indebtedness of such Subsidiary outstanding and all Liens on assets of such Subsidiary existing immediately following the RS Designation would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections 6.1 and 6.2 without reliance on Section 6.1(m) or Section 6.2(o), except that, if the Person subject to an RS Designation had Indebtedness described in Section 6.1(m) or Liens described in Section 6.2(o) at the time such Person was designated an Unrestricted Subsidiary, both such Indebtedness and Liens shall be permitted following such RS Designation.

          Upon any such RS Designation, Company shall be deemed to have (i) received a return of its Investment in such Unrestricted Subsidiary equal to the lesser of
(x) the amount of such Investment immediately prior to such RS Designation and
(y) the fair market value (as reasonably determined by Company) of the net assets of such Subsidiary at the time of such RS Designation and (ii) a permanent Investment in an Unrestricted Subsidiary equal to the excess, if positive, of the amount referred to in clause (i)(x) above over the amount referred to in clause (i)(y) above.

     (c) Neither Company nor any Subsidiary shall at any time (x) provide a Guaranty of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary.

     6.16. Telecommunications Assets. No Loan used to provide purchase money financing for the construction, acquisition or improvement of any Telecommunications Asset will exceed 80% (or such greater percentage (not in excess of 100%) as may be permitted under the Public Indentures) of the total cost of the asset financed with such Loan, and the remainder of the total cost of each Telecommunications Asset so constructed, acquired or improved after the Closing Date shall be financed with other sources not prohibited by the Public Indentures.

     6.17. Significant Subsidiaries. At no time will those Subsidiaries of Company which are not Significant Subsidiaries account for 10% or more of the consolidated net income, consolidated revenues or consolidated assets, in each case as specified in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act, of Company and its Subsidiaries.

SECTION 7. GUARANTY

     7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)) (collectively, the "Guaranteed Obligations"); provided that the maximum aggregate amount payable by the Guarantors under this Section 7 shall not exceed the maximum amount permitted under the Public Indentures as in effect from time to time, provided further that such aggregate maximum amount shall not in any case be less than $125,000,000.

     7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by
(b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations

(including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

     (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

     (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

     (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

     (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may to the maximum extent permitted by law (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

     (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not, to the maximum extent permitted by law, be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries, to the maximum extent permitted by law: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)
(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in
Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6. Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives the exercise of any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9. Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are Guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

     (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12. Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or Company or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

     7.13. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder, and such entity's pledge as a Grantor under the Pledge and Security Agreement shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale, and Administrative Agent will, at the request and expense of Company execute all instruments as may be reasonably necessary to accomplish the same.

SECTION 8. EVENTS OF DEFAULT

     8.1. Events of Default. If any one or more of the following conditions or events shall occur:

     (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

     (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Significant Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

     (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, Section 5.1(e),
Section 5.2 or

Section 6; or

     (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

     (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

     (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Significant Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other similar relief shall be granted under any applicable federal or state law, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Company or any of its Significant Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Significant Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Significant Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Significant Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded, discharged or stayed; or

     (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Company or any of its Significant Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Significant Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Significant Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Significant Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in

Section 8.1(f); or

     (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $10,000,000 (in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Significant Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     (i) Dissolution. Any order, judgment or decree shall be entered against Company or any of its Significant Subsidiaries decreeing the dissolution or split up of Company or any of its Significant Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

     (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its Significant Subsidiaries in excess of $10,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

     (k) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Credit Commitments and the Tranche A Term Loan Commitments, in each case, if any, of each Lender having such Revolving Credit Commitments or Tranche A Term Loan Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations, and (C) the Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

     9.1. Appointment of Agents. GSCP and TDSI are hereby appointed Joint Lead Arrangers, and GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Joint Lead Arrangers and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. TD is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Barclays and Chase are hereby appointed Co-Documentation Agents hereunder, and each Lender hereby authorizes each of the Co-Documentation Agents to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Joint Lead Arrangers, Syndication Agent and Co-Documentation Agents, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, (i) all the respective obligations of GSCP, in its capacity as Syndication Agent, and of Barclays and Chase in their capacity as Co-Documentation Agents, shall terminate and (ii) each of GSCP and TDSI, in their capacity as Joint Lead Arrangers, shall have no obligations except as otherwise expressly set forth herein.

     9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3. General Immunity.

     (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

     (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5. Lenders' Representations, Warranties and Acknowledgment.

     (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     (b) Each Lender, by delivering its signature page to this Agreement and funding its Tranche A Term Loan, Tranche B Term Loan and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7. Successor Administrative Agent; Joint Lead Arrangers.

     (a) Administrative Agent. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

     (b) Joint Lead Arrangers. Either Joint Lead Arranger may resign at any time by giving thirty (30) days' prior written notice thereof to the other Joint Lead Arranger, Lenders and Company. Upon any such notice of resignation, the remaining Joint Lead Arranger and Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Joint Lead Arranger. Upon the acceptance of any appointment as Joint Lead Arranger hereunder by a successor Joint Lead Arranger, that successor Joint Lead Arranger shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Joint Lead Arranger. After any retiring Joint Lead Arranger's resignation hereunder as Joint Lead Arranger, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Joint Lead Arranger hereunder.

     9.8. Collateral Documents and Guaranty.

     (a) Administrative Agent as Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to
Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty and the Pledge and Security Agreement pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

     (b) Administrative Agent's Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that
(i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

     (c) Supplemental Collateral Agent. It is the purpose hereof and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation hereunder or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (a "Supplemental Collateral Agent"). In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or any of the other Credit Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Company or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

SECTION 10. MISCELLANEOUS

     10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Joint Lead Arrangers, Syndication Agent, Administrative Agent or Co-Documentation Agents, shall be sent to such Person's address as set forth on Appendix C or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix C or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

     10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3. Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5. Amendments and Waivers. Requisite Lenders' Consent. (a) Subject to
Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders. For the avoidance of doubt, the provision of New Term Loans and/or New Revolving Loans on the terms as specified in
Section 2.22 shall not require the consent of the Requisite Lenders.

     (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

          (i) extend the scheduled final maturity of any Loan or Note or the Tranche A Commitment Termination Date;

          (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

          (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to
     Section 2.8) or any fee payable hereunder;

          (iv) extend the time for payment of any such interest or fees;

          (v) reduce the principal amount of any Loan;

          (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

          (vii) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date;

          (viii) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

          (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

     (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

          (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

          (ii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the

     Term Loan Commitments, the Term Loans, the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date;

          (iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; or

          (iv) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

     (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6. Successors and Assigns; Participations.

     (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

     (b) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

     (c) Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of every Loan and its related Commitments):

          (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

          (ii) to any Person meeting the criteria of clause (ii) or (iii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans or Revolving Credit Commitments to any such Person (except in the case of assignments made by or to GSCP), consented to by each of Company and Administrative Agent (such consent not to be unreasonably withheld or delayed or, in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided further, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Credit Commitments, Revolving Loans, Tranche A Term Loan Commitment and/or Tranche A Term Loans, as applicable, of the assigning Lender) with respect to the assignment of the Revolving Credit Commitments, Revolving Loans, Tranche A Term Loan Commitment and/or Tranche A Term Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Tranche B Term Loan of the assigning Lender) with respect to the assignment of the Tranche B Term Loans, and after giving effect to each such assignment pursuant to this
     Section 10.6(c)(ii) and unless otherwise agreed by Company and Administrative Agent, such Lender subject to clause (A) above shall have outstanding Commitments and Loans aggregating at least $5,000,000 and such Lender subject to clause (B) above shall have outstanding Loans aggregating at least $1,000,000 (or, in either case, such lesser amount as shall constitute the aggregate amount of the Tranche A Term Loan or Tranche B Term Loan, as applicable, of the assigning Lender) .

     (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.18(c).

     (e) Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative

Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

     (f) Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Credit Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Revolving Credit Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Credit Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Credit Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

     (g) Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

     (h) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan,

Note in which such participant is participating, or reduce the rate or extend the time of payment of Interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to
Section 2.16(c), 2.17 or 2.18, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.15 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender."

     (i) In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) any Lender which is an investment fund may pledge all or any portion of its Notes, if any, or Loans to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund (provided that such trustee or other representative is an Eligible Assignee), as security for such obligations or securities; provided no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further in no event shall the applicable Federal Reserve Bank or trustee or other representative be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.16(c), 2.17, 2.18, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.15 and 9.6 shall survive the payment of the Loans and the termination hereof.

     10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10. Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11. Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT,

AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17. Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations `therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

     10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

     10.19. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.



               [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


        Borrower:                       NEXTLINK COMMUNICATIONS, INC.


                                        By:    /s/ GARY D. BEGEMAN
                                               -------------------
                                               Name: Gary D. Begeman
                                               Title: Vice President, General
                              Counsel and Secretary


        Guarantors:                     FALCON ADMINISTRATION, L.L.C.
                                        NEXTBAND COMMUNICATIONS, L.L.C.
                                        NEXTFLIGHT, INC.
                                        NEXTLINK ALABAMA, INC.
                                        NEXTLINK CALIFORNIA, INC.
                                        NEXTLINK CAPITAL, INC.
                                        NEXTLINK COLORADO, L.L.C.
                                        NEXTLINK COMMUNICATIONS MERGER
                                        SUBSIDIARY, INC.
                                        NEXTLINK CONNECTICUT, INC.
                                        NEXTLINK D.C., INC.
                                        NEXTLINK EMPLOYMENT SERVICES, INC.
                                        NEXTLINK FLORIDA, INC.
                                        NEXTLINK HAWAII, INC.
                                        NEXTLINK HOLDINGS, INC.
                                        NEXTLINK HOLDINGS NO. 2, INC.
                                        NEXTLINK IDAHO, INC.
                                        NEXTLINK ILLINOIS, INC.
                                        NEXTLINK KANSAS, INC.
                                        NEXTLINK KENTUCKY, INC.



                                                     By:      /s/ SCOTT MACLEOD
                                                              -----------------
                                               Name: Scott Macleod
                                               Title: Vice President

        Guarantors (continued):         NEXTLINK LEASING OF UTAH, L.L.C.
                                        NEXTLINK LOUISIANA, INC.
                                        NEXTLINK MAINE, INC.
                                        NEXTLINK MANAGEMENT SERVICES, INC.
                                        NEXTLINK MANAGEMENT SERVICES
                                          NEVADA, INC.
                                        NEXTLINK MARYLAND, L.L.C.
                                        NEXTLINK MASSACHUSETTS, INC.
                                        NEXTLINK MICHIGAN, INC.
                                        NEXTLINK MINNESOTA, L.L.C.
                                        NEXTLINK MISSISSIPPI, INC.
                                        NEXTLINK MISSOURI, INC.
                                        NEXTLINK NEW HAMPSHIRE, INC.
                                        NEXTLINK NEW MEXICO, INC.
                                        NEXTLINK NORTH CAROLINA, INC.
                                        NEXTLINK OPPORTUNITY, INC
                                        NEXTLINK OREGON, INC.
                                        NEXTLINK PENNSYLVANIA, INC.
                                        NEXTLINK PENNSYLVANIA MERGER
                                        COMPANY II, INC.
                                        NEXTLINK RHODE ISLAND, INC.
                                        NEXTLINK SOLUTIONS, INC.
                                        NEXTLINK SOUTH CAROLINA, INC.
                                        NEXTLINK TECHNOLOGY SERVICES, INC.
                                        NEXTLINK TENNESSEE, INC.
                                        NEXTLINK TEXAS, INC.
                                        NEXTLINK UTAH, INC.
                                        NEXTLINK VIRGINIA, L.L.C.
                                        NEXTLINK WASHINGTON, INC.
                                        NEXTLINK WISCONSIN, INC.
                                        PCO ACQUISITION CORP.



                                                     By:      /s/ SCOTT MACLEOD
                                                              -----------------
                                               Name: Scott Macleod
                                               Title: Vice President


                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   as Joint Lead Arranger, Syndication Agent and a Lender


                                                     By:   /s/ DENIS COLEMAN
                                                           -----------------
                                               Authorized Signatory


                                   TORONTO DOMINION (TEXAS), INC.,
                                   as Administrative Agent and a Lender


                                                          By:   /s/ JANO MOTT
                                                                -------------
                                           Name: Jano Mott
                                           Title: Vice President


                                   TD SECURITIES (USA) INC.,
                                   as Joint Lead Arranger


                                               By:   /s/ BRENDAN O'HALLORAN
                                                     ----------------------
                                               Authorized Signatory

                                                          By:   /s/ MARK NARBEY
                                                                ---------------
                                               Authorized Signatory


                                   BARCLAYS BANK PLC,
                                   as Co-Documentation Agent and a Lender


                                                     By:   /s/ DANIELE IACOVONE
                                                           --------------------
                                               Name: Daniele Iacovone
                                               Title: Associate Director




                                   THE CHASE MANHATTAN BANK,
                                   as Co-Documentation Agent and a Lender

                                                     By:   /s/ BRUCE LANGENKAMP
                                                           --------------------
                                               Name: Bruce Langenkamp
                                               Title: Vice President


                                   BANK OF AMERICA, N.A.
                                   as Managing Agent and a Lender


                                                     By:  /s/ JENNIFER F. ZYDNEY
                                                          ----------------------
                                               Name: Jennifer F. Zydney
                                               Title: Managing Director


                                   CITICORP USA, INC.,
                                   as Managing Agent and a Lender


                                                     By:  /s/ KIMBERLY A. HARPER
                                                          ----------------------
                                               Name: Kimberly A. Harper
                                               Title: Attorney-in-fact


                                   CREDIT SUISSE FIRST BOSTON,
                                   as Managing Agent and a Lender


                                                     By:   /s/ NANCY SHERIDAN
                                                           ------------------
                                               Name: Nancy Sheridan
                                               Title: Vice President








                                   DEUTSCHE BANK, AG NEW YORK AND/OR
                                    CAYMAN ISLAND BRANCHES
                                   as Managing Agent and a Lender

                                                     By:   /s/ STEVEN M. GODEKE
                                                           --------------------
                                               Name: Steven M. Godeke
                                               Title: Vice President

                                                     By:   /s/ SANGITA GUPTE
                                                           -----------------
                                               Name: Sangita Gupte
                                               Title: Associate


                                   FLEET NATIONAL BANK,
                                   as Managing Agent and a Lender


                            By:    /s/ SHEPARD D. RAINIE
                                   ---------------------------------------
                                               Name:  Shepard D. Rainie
                                               Title: Managing Director


                                   MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK,
                                   as Managing Agent and a Lender


                                                     By:   /s/ JOHN KOWLACZUK
                                                           ------------------
                                               Name: John Kowalczuk
                                               Title: Vice President


                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as Managing Agent and a Lender


                                                     By:   /s/ KAREN KOOMAN
                                                           ----------------
                                               Name: Karen L. Kooman
                                               Title: Assistant Vice President



                                   BANK OF NOVA SCOTIA,
                                   as Managing Agent and a Lender


                                            By:   /s/ VINCENT J. FITZGERALD, JR.
                                                  ------------------------------
                                               Name: Vincent J. Fitzgerald, Jr.

                                               Title: Authorized Signatory


                                   CREDIT LYONNAIS - NEW YORK BRANCH,
                                   as Co-Agent and a Lender


                                                     By:   /s/ MARK D. THORSHEIM
                                                           ---------------------
                                               Name: Mark D. Thorsheim
                                               Title: Vice President


                                   BANK OF NEW YORK,
                                   as a Lender

                                                     By:   /s/ GERRY GRANOVSKY
                                                           -------------------
                                               Name: Gerry Granovsky
                                               Title: Vice President


                                   EXPORT DEVELOPMENT CORPORATION,
                                   as a Lender


                                                     By:   /s/ ANDREW TREBLE
                                                           -----------------
                                               Name: Andrew Treble
                                               Title: Project Finance

                                                     By:   /s/ STEPHEN DAVIES
                                                           ------------------
                                               Name: Stephen J. Davies
                                               Title: Financial Services
                                                       Manager, Information
                                                       Technologies Group






                                   IBM CREDIT CORPORATION,
                                   as a Lender


                                                     By:   /s/ RONALD J. BACHNER
                                                           ---------------------
                                                Name: Ronald J. Bachner
                                                Title: Manager, Commercial
                                                        Financing Solutions

                   Americas


                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as a Lender


                                                     By: /s/ KENNETH M. GACEVICH
                                                         -----------------------
                                               Name: Kenneth M. Gacevich
                                               Title: Vice President


                                   WINGED FOOT FUNDING TRUST,
                                   as a Lender


                                                     By:   /s/ KELLY C. WALKER
                                                           -------------------
                                               Name: Kelly C. Walker
                                               Title: Authorized Agent


                                   NORTH AMERICAN SENIOR FLOATING RATE FUND, as a Lender,


                                                     By: /s/ JONATHAN D. SHARKEY
                                                         -----------------------
                                               Name: Jonathan D. Sharkey
                                               Title: Principal








                                   FOOTHILL INCOME TRUST, L.P.,
                                   as a Lender
                                   By: FIT GP, LLC, its general partner


                                                     By:   /s/ DENNIS R. ASCHER
                                                           --------------------
                                               Name: Dennis R. Ascher
                                               Title: Managing Director

                                   FRANKLIN FLOATING RATE TRUST,
                                   as a Lender


                                                     By:   /s/ CHAUNCEY LUFKIN
                                                           -------------------
                                               Name: Chauncey Lufkin
                                               Title: Vice President


                                   MORGAN STANLEY DEAN WITTER
                                    PRIME INCOME TRUST,
                                   as a Lender


                                                     By:   /s/ SHEILA FINNERTY
                                                           -------------------
                                               Name: Sheila Finnerty
                                               Title: Senior Vice President


                                   KZH ING-1 LLC,
                                   as a Lender

                                                     By:   /s/ PETER CHIN
                                                           --------------
                                               Name: Peter Chin
                                               Title: Authorized Agent

                                   KZH ING-2 LLC,
                                   as a Lender

                                                     By:   /s/ PETER CHIN
                                                           --------------
                                               Name: Peter Chin
                                               Title: Authorized Agent

                                   KZH ING-3 LLC,
                                   as a Lender

                                                     By:   /s/ SUSAN LEE
                                                           -------------
                                               Name: Susan Lee
                                               Title: Authorized Agent


                                   KZH LANGDALE-2,
                                   as a Lender

                                                     By:   /s/ PETER CHIN
                                                           --------------
                                               Name: Peter Chin
                                               Title: Authorized Agent


                                   KEMPER FLOATING RATE FUND,
                                   as a Lender


                                                     By:   /s/ MARK E. WITTNEBEL
                                                           ---------------------
                                               Name: Mark E. Wittnebel
                                               Title: Senior Vice President


                                   STEIN ROE FLOATING RATE LIMITED LIABILITY
                                    COMPANY,
                                   as a Lender


                                                     By:   /s/ BRIAN W. GOOD
                                                           -----------------
                                           Name: Vice President, Stein, Roe &
                                             Farnham Incorporated, as Advisor to
                                             the Stein Roe Floating Rate Limited
                                             Liability Company
                                           Title: Vice President and Portfolio
                                             Manager


                                   KZH SOLEIL LLC,
                                   as a Lender

                                                     By:   /s/ PETER CHIN
                                                           --------------
                                               Name: Peter Chin
                                               Title: Authorized Agent

                                   KZH III LLC,
                                   as a Lender

                                                     By:   /s/ SUSAN LEE
                                                           -------------
                                               Name: Susan Lee
                                               Title: Authorized Agent


                                   KZH CYPRESS TREE-1 LLC,
                                   as a Lender

                                                     By:   /s/ PETER CHIN
                                                           --------------
                                               Name: Peter Chin
                                               Title: Authorized Agent

                                                                    APPENDIX A-1
                                                TO CREDIT AND GUARANTY AGREEMENT

                        Tranche A Term Loan Commitments


                                                  Tranche A              Pro
           Lender                            Term Loan Commitment     Rata Share
Goldman Sachs Credit Partners L.P.               $31,250,000             8.06%
Toronto  Dominion (Texas), Inc.                  $31,250,000             8.06%
Barclays Bank PLC                                $31,250,000             8.06%
Chase Manhattan Bank                             $31,250,000             8.06%
Bank of America, N.A.                            $25,000,000             6.45%
Citicorp USA, Inc.                               $25,000,000             6.45%
Credit Suisse First Boston                       $25,000,000             6.45%
Deutsche Bank AG New York and/or
 Cayman Island Branches                          $25,000,000             6.45%
Fleet National Bank                              $25,000,000             6.45%
Morgan Guaranty Trust Company of New York        $25,000,000             6.45%
PNC Bank, National Association                   $25,000,000             6.45%
Bank of Nova Scotia                              $25,000,000             6.45%
Credit Lyonnais - New York Branch                $17,500,000             4.51%
Bank of New York                                 $12,500,000             3.22%
Export Development Corporation                   $12,500,000             3.22%
IBM Credit Corporation                           $12,500,000             3.22%
General Electric Capital Corporation              $7,500,000             1.93%
                        Total                   $387,500,000           100.00%


                                                                    APPENDIX A-2
                                                TO CREDIT AND GUARANTY AGREEMENT


                        Tranche B Term Loan Commitments

                              Total : $225,000,000

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                          Revolving Credit Commitments


                                                    Revolving            Pro
           Lender                               Credit Commitment     Rata Share
Goldman Sachs Credit Partners L.P.                 $31,250,000          8.06%
Toronto  Dominion (Texas), Inc.                    $31,250,000          8.06%
Barclays Bank PLC                                  $31,250,000          8.06%
Chase Manhattan Bank                               $31,250,000          8.06%
Bank of America, N.A.                              $25,000,000          6.45%
Citicorp USA, Inc.                                 $25,000,000          6.45%
Credit Suisse First Boston                         $25,000,000          6.45%
Deutsche Bank AG New York and/or Cayman
 Island Branches                                   $25,000,000          6.45%
Fleet National Bank                                $25,000,000          6.45%
Morgan Guaranty Trust Company of New York          $25,000,000          6.45%
PNC Bank, National Association                     $25,000,000          6.45%
Bank of Nova Scotia                                $25,000,000          6.45%
Credit Lyonnais - New York Branch                  $17,500,000          4.51%
Bank of New York                                   $12,500,000          3.22%
Export Development Corporation                     $12,500,000          3.22%
IBM Credit Corporation                             $12,500,000          3.22%
General Electric Capital Corporation                $7,500,000          1.93%
                       Total                      $387,500,000        100.00%


                                                                      APPENDIX C
                                                TO CREDIT AND GUARANTY AGREEMENT

                                Notice Addresses


NEXTLINK Communications, Inc.
   500 108th Avenue N.E.
   Suite 2200
   Bellevue, Washington 48004
   Attention: Treasurer
   Telephone: 425-519-8927
   Facsimile: 425-519-8927


Falcon Administration, L.L.C.
NEXTBAND Communications, L.L.C.
NEXTFLIGHT, Inc.
NEXTLINK Alabama, Inc.
NEXTLINK California, Inc.
NEXTLINK Capital, Inc.
NEXTLINK Colorado, L.L.C.
NEXTLINK Communications Merger Subsidiary, Inc.
NEXTLINK Connnecticut, Inc.
NEXTLINK D.C., Inc.
NEXTLINK Employment Services, Inc.
NEXTLINK Florida, Inc.
NEXTLINK Hawaii, Inc.
NEXTLINK Holdings, Inc.
NEXTLINK Holdings No. 2, Inc.
NEXTLINK Idaho, Inc.
NEXTLINK Illinois, Inc.
NEXTLINK Kansas, Inc.
NEXTLINK Kentucky, Inc.
NEXTLINK Leasing of Utah, L.L.C.
NEXTLINK Louisiana, Inc.
NEXTLINK Maine, Inc.
NEXTLINK Management Services, Inc.
NEXTLINK Management Services Nevada, Inc.
NEXTLINK Maryland, L.L.C.
NEXTLINK Massachusetts, Inc.
NEXTLINK Michigan, Inc.
NEXTLINK Minnesota, L.L.C.
NEXTLINK Mississippi, Inc.

NEXTLINK Missouri, Inc.
NEXTLINK New Hampshire, Inc.
NEXTLINK New Mexico, Inc.
NEXTLINK North Carolina, Inc.
NEXTLINK Opportunity, Inc
NEXTLINK Oregon, Inc.
NEXTLINK Pennsylvania, Inc.
NEXTLINK Pennsylvania Merger Company II, Inc.
NEXTLINK Rhode Island, Inc.
NEXTLINK Solutions, Inc.
NEXTLINK South Carolina, Inc.
NEXTLINK Technology Services, Inc.
NEXTLINK Tennessee, Inc.
NEXTLINK Texas, Inc.
NEXTLINK Utah, Inc.
NEXTLINK Virginia, L.L.C.
NEXTLINK Washington, Inc.
NEXTLINK Wisconsin, Inc.
PCO Acquisition Corp.
TidalWave Telecommunication Corporation
INTERNEXT, L.L.C.
LHP, L.L.C.
NEXTLINK Arizona, Inc.
NEXTLINK Delaware, Inc.
NEXTLINK Georgia, Inc.
NEXTLINK Indiana, Inc.
NEXTLINK Long Distance Services, Inc.
NEXTLINK New Jersey, Inc.
NEXTLINK New York, Inc.
NEXTLINK Ohio, Inc.
NEXTLINK West Virginia, Inc.
   500 108th Avenue N.E.
   Suite 2200
   Bellevue, Washington 48004
   Attention: Treasurer
   Telephone: 425-519-8927
   Facsimile: 425-519-8911

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger, Syndication Agent and a Lender

   Goldman, Sachs & Co.
   85 Broad Street, 6th Floor
   New York, New York  10004
   Attention:  Wendy Taylor
   Telephone: 212 902-7902
   Facsimile:  212 357-4597


with a copy to:

   Goldman, Sachs & Co.
   85 Broad Street, 6th Floor
   New York, New York  10004
   Attention: Barbara Aaron
   Telephone: 212-357-3111
   Facsimile: 212-357-4597

TD SECURITIES (USA) INC.,
as Joint Lead Arranger


   TD SECURITIES (USA) INC.
   c/o Toronto Dominion Bank - Houston Agency
   909 Fannin Street, Suite 1700
   Houston, TX  77010
   Attention:  Ambreen Salters
   Telephone:  713-653-8200
   Facsimile:  713-951-9921

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent and a Lender


Administrative Agent's Principal Office:

   Toronto Dominion Bank - Houston Agency
   909 Fannin Street, Suite 1700
   Houston, TX  77010
   Attention:  Ambreen Salters
   Telephone:  713-653-8200
   Facsimile:  713-951-9921

BARCLAYS BANK PLC,
as Co-Documentation Agent and a Lender


   BARCLAYS BANK PLC
   222 Broadway
   New York, NY 10038
   Attention: Hema Divatia
   Telephone: 212-412-3710
   Facsimile: 212-412-5306/5307/5308

CHASE MANHATTAN BANK,
as Co-Documentation Agent and a Lender


   CHASE MANHATTAN BANK
   Media & Telecommunications Group, 37th Floor
   270 Park Avenue
   New York, NY 10017
   Attention: Bruce Langenkamp, VP
   Telephone:212-270-9020
   Facsimile: 212-270-1204

BANK OF AMERICA, N.A.
as Managing Agent and a Lender


   BANK OF AMERICA, N.A.
   901 Main Street, 64th Floor
   Dallas. Texas 75202-3714
   Attention: Nita Gerstung
   Telephone: 214-209-0590
   Facsimile: 214-290-9422

CITICORP USA, INC.,
as Managing Agent and a Lender


   CITICORP USA, INC.
   2 Penns Way, Suite 200
   New Castle, DE 19720
   Attention: Mehmet Durgun
   Telephone: 302-894-6009
   Facsimile: 302-894-6120

CREDIT SUISSE FIRST BOSTON,
as Managing Agent and a Lender


   CREDIT SUISSE FIRST BOSTON
   Eleven Madison Avenue
   5 World Trade Center
   New York, NY 10048
   Attention: Nilsa Ware
   Telephone: 212-322-5094
   Facsimile: 212-355-0593

DEUTSCHE BANK, AG NEW YORK AND/OR
    CAYMAN ISLANDS BRANCHES
as Managing Agent and a Lender


   DEUTSCHE BANK ALEX BROWN
   31 West 52nd Street, 14th Floor
   New York, NY 10019
   Attention: Kelvin Chang
   Telephone: 212-469-6711
   Facsimile:212-469-3713



with a copy to:
   Deutsche Bank Alex Brown
   31 West 52nd Street
   New York, NY 10019
   Attention: Chris De La Rama
   Telephone:212-469-8174
   Facsimile: 212-469-2929

FLEET NATIONAL BANK,
as Managing Agent and a Lender


   FLEET NATIONAL BANK
   1185 Avenue of the Americas - 2nd Floor
   Mailcode: NY/NY/S02D
   New York, NY  10036
   Attention: Daniel Kin
   Telephone: 212-819-6090
   Facsimile:  212-819-6209

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent and a Lender


   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
   c/o J.P. Morgan Services Inc.
   500 Stanton Christiana Road
   Newark, DE 19713
   Attention:Mark J. Connor
   Credit Administrator
   Telephone:302-634-4218
   Facsimile:302-634-4300

PNC BANK, NATIONAL ASSOCAITON,
as Managing Agent and a Lender


   PNC BANK, N.A.
   Communications Banking Divsion
   21st Floor - Mail Stop F2-F070-21-1
   1600 Market Street
   Philadelphia, PA 19103
   Attention: Thomas A. Coates
   Telephone: 215-585-6466
   Facsimile: 215-585-6680

BANK OF NOVA SCOTIA,
as Managing Agent and a Lender


   BANK OF NOVA SCOTIA
   New York Agency
   One Liberty Plaza
   New York, NY 10006
   Attention: Jessie Griffiths
   Telephone: 212-225-5066
   Facsimile: 212-225-5145

CREDIT LYONNAIS - NEW YORK BRANCH,
as Co-Agent and a Lender


   CREDIT LYONNAIS
   1301 Avenue of the Americas
   New York, NY 10019
   Attention: Karen Lawrence
   Telephone:212-261-7741
   Facsimile: 212-261-3318

BANK OF NEW YORK,
as a Lender


   BANK OF NEW YORK
   One Wall Street
   New York, NY 10286
   Attention: Marina Puglisi
   Telephone: 212- 635-8737
   Facsimile: 212-635-8679

EXPORT DEVELOPMENT CORPORATION,
as a Lender

     EXPORT DEVELOPMENT CORPORATION
     151 O'Connor Street
     Ottawa, Canada
     K1A 1K3
     Attention:  Viola Wedge-Moores, Loan Services Manager
     Telephone:  613-598-3017
     Facsimile:  613-598-2514

IBM CREDIT CORPORATION
as a Lender


     IBM CREDIT CORPORATION
     5000 Executive Parkway, Suite 450
     San Ramon, CA 94583
     Attention: David Lindsey
     Telephone: 925-277-5647
     Facsimile: 925-277-5675

with a copy to:

     IBM Credit Corporation
     5000 Executive Parkway, Suite 450
     San Ramon, CA 94583
     Attention: Tracey Wyatt
     Telephone: 925-277-5652
     Facsimile: 925-277-5675

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender


     GENERAL ELECTRIC CAPITAL CORPORATION
     2325 Lakeview Parkway, Suite 700
     Alpharetta, GA 30004-1976
     Attention: Lynn Brown-Duffy
     Telephone: 678-624-7967
     Facsimile: 678-624-7905

WINGED FOOT FUNDING TRUST,
as a Lender

     WINGED FOOT FUNDING TRUST Banc of America Securities LLC 100 North Tryon Street Charlotte, NC 28255
     Attention:  Kelly C. Walker/Ashley R. Hamilton
     Telephone:  704-388-8943/704-387-9951
     Facsimile:  704-388-0648

with a copy to:

     CONSECO CAPITAL MANAGEMENT, INC.
     11825 N. Pennsylvania Street
     Carmel, IN  46032
     Attention:  Craig Remsen/John Nasser
     Telephone:
     Facsimile:

NORTH AMERICAN SENIOR FLOATING RATE FUND, as a Lender


     NORTH AMERICAN SENIOR FLOATING RATE FUND
     c/o Cypress Tree Investment Management Company, Inc.
     125 High Street
     Boston, MA 02110
     Attention: Peter Campo
     Telephone: 617-646-0644
     Facsimile: 617-946-5681

with a copy to:

     State Street Corporation
     Global Investor Services Group
     Corporation Trust
     P.O. Box 778
     Boston, MA 02102-0778
     Attantion: Karuna Tirachai
     Telephone: 617-662-1359
     Facsimile: 617-662-1437

FOOTHILL INCOME TRUST, L.P.,
as a Lender

     FOOTHILL INCOME TRUST, L.P.
     11111 Santa Monica Boulevard
     Suite 1500
     Los Angeles, CA  90025
     Attention:  Sean Dixon
     Telephone:  301-996-7159
     Facsimile:  310-479-0461

with a copy to:

     Foothill Income Trust, L.P.
     11111 Santa Monica Boulevard
     Suite 1500
     Los Angeles, CA  90025
     Attention:  Jammy Gurican
     Telephone:  310-996-7141
     Facsimile:  310-479-0461

FRANKLIN FLOATING RATE TRUST,
as a Lender


     FRANKLIN FLOATING RATE TRUST
     777 Mariners Island Boulevard, 3rd Floor
     San Mateo, CA 94404
     Attention: Kirk Wallace
     Telephone: 650-312-3941
     Facsimile: 650-312-3346

MORGAN STANLEY DEAN WITTER
     PRIME INCOME TRUST,
as a Lender

     MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
     c/o Morgan Stanley Dean Witter Advisors Inc.
     Two World Trade Center, 72nd Floor
     New York, NY  10048
     Attention:  Elizabeth Bodisch
     Telephone:  212-392-0539
     Facsimile:  212-392-5345

KZH ING-1 LLC,
as a Lender

     KZH ING-1 LLC
     c/o Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776

with a copy to:

     ING Capital Advisors LLC
     333 S. Grand Avenue
     Suite 4250
     Los Angeles, CA  90071
     Attention:  Lenore Crummey-Benoit
     Telephone:  213-346-3976
     Facsimile:  213-626-6552

KZH ING-2 LLC,
as a Lender

     KZG ING-2 LLC
     c/o Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776

with a copy to:

     ING Capital Advisors LLC
     333 S. Grand Avenue
     Suite 4250
     Los Angeles, CA  90071
     Attention:  Lenore Crummey-Benoit
     Telephone:  213-346-3976
     Facsimile:  213-626-6552

KZH ING-3 LLC,
as a Lender

     KZH ING-3 LLC
     c/o Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776




with a copy to:

     ING Capital Advisors LLC
     333 S. Grand Avenue
     Suite 4250
     Los Angeles, CA  90071
     Attention:  Lenore Crummey-Benoit
     Telephone:  213-346-3976
     Facsimile:  213-626-6552

KZH LANGDALE LLC,
as a Lender

     KZH LANGDALE LLC
     c/o Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776

KEMPER FLOATING RATE FUND,
as a Lender

     KEMPER FLOATING RATE FUND
     Scudder Kemper Investments, Inc.
     222 South Riverside Plaza
     Chicago, IL  60606-5808
     Attention:  Phyllis Zavala
     Telephone:  312-537-1288
     Facsimile:  312-537-4239

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY, as a Lender

     STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
     c/o Stein, Roe & Farnham
     One South Wacker Drive
     33rd Floor
     Chicago, IL  60606-4685
     Attention:  Kathleen A. Zarn/Erica P. Heatwole
     Telephone:  312-368-8058/312-368-7815
     Facsimile:  312-368-7734

KZH SOLEIL LLC,
as a Lender

     KZH SOLEIL LLC,
     c/o The Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776

KZH-III LLC,
as a Lender

     KZH-III LLC
     c/o Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention:  Virginia Conway
     Telephone:  212-946-7575
     Facsimile:  212-946-7776

with a copy to:

     KZH-III LLC
     c/o Stanfield Capital Partners LLC
     330 Madison Avenue, 27th Floor
     New York, NY 10017
     Attention:  Susan McKolke
     Telephone:  212-284-4306
     Facsimile:  212-284-4315

KZH CYPRESS TREE-1 LLC,
as a Lender


     KZH CYPRESS TREE-1 LLC
     c/o The Chase Manhattan Bank
     450 West 33rd Street - 15th Floor
     New York, NY 10001
     Attention: Virginia Conway
     Telephone: 212-946-7575
     Facsimile: 212-946-7776

with a copy to:

     The Chase Manhattan Bank
     Loan & Agency Services
     1 Chase Manhattan Plaza - 8th Floor
     New York, NY 10081
     Attention: Joseph Norich
     Telephone: 212-552-7247
     Facsimile: 212-552-5642